CLIFFORD CHANCE 高 偉 紳 律 師 行
EXECUTION VERSION

US$65,000,000

FACILITY AGREEMENT

Dated __September 25, 2012_____ 2012

for

GOLDEN MEDITECH HOLDINGS LIMITED

arranged by

TAIWAN COOPERATIVE BANK

with

Deutsche Bank AG, Offshore Banking Branch
acting as Coordinator

TAIWAN COOPERATIVE BANK, LTD., Hong Kong branch
acting as Facility Agent

TAIWAN COOPERATIVE BANK, ltd., hong kong branch
acting as Security Agent

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 10 ADMINISTRATION		90

26.	Payment mechanics	90

27.	Set-off	94

28.	Notices	94

29.	Calculations and certificates	96

30.	Partial invalidity	96

31.	Remedies and waivers	97

32.	Amendments and waivers	97

33.	Counterparts	98

SECTION 11 GOVERNING LAW AND ENFORCEMENT		99

34.	Governing law	99

35.	Enforcement	99

Schedule 1 The Original Lenders		101

Schedule 2 Conditions Precedent		102

Schedule 3 Requests		105

Schedule 4 Form of Transfer Certificate		107

Schedule 5 Form of Compliance Certificate		110

Schedule 6 Existing Security and Investment		111

Schedule 7 Timetables		112

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS AGREEMENT is dated ___________________ 2012 and made between:

(1)         GOLDEN MEDITECH HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands with limited liability and with registered number 112613 (the "Borrower");

(2)          TAIWAN COOPERATIVE BANK as arranger (the "Arranger");

(3)         DEUTSCHE BANK AG, OFFSHORE BANKING BRANCH as coordinator (the "Coordinator");

(4)         THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the "Original Lenders");

(5)         TAIWAN COOPERATIVE BANK, LTD., HONG KONG BRANCH as agent of the Finance Parties (other than itself) (the "Facility Agent"); and

(6)         TAIWAN COOPERATIVE BANK, LTD., HONG KONG BRANCH as security agent and trustee for the Finance Parties (the "Security Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.           Definitions and Interpretation

1.1         Definitions

In this Agreement:

"Administrative Party" means each of the Facility Agent, the Security Agent, the Arranger and the Coordinator.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"APLMA" means the Asia Pacific Loan Market Association Limited.

"Assignment Agreement" means an agreement substantially in a recommended form of the APLMA or any other form agreed between the relevant assignor, assignee and the Facility Agent and the Security Agent.

"Assignment of Accounts" means an assignment of accounts dated on or about the date hereof between the Borrower and the Security Agent in respect of the CN Payment Account, the Dividend Collection Account and the Interest Reserve Account.

"Authorisation" means:

(a)          an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"Availability Period" means the period from and including the date of this Agreement to and including the earlier of (a) the date falling 1 Month after the date of this Agreement and (b) the first date on which the Available Facility is zero.

"Available Commitment" means at any time a Lender's Commitment minus:

(a)          the aggregate amount of its participations in any outstanding Loans; and

(b)          in relation to any proposed Utilisation, the aggregate amount of its participations in any Loans that are due to be made on or before the proposed Utilisation Date.

"Available Facility" means at any time the aggregate of the Lenders' Available Commitments.

"Break Costs" means the amount (if any) by which:

(a)          the interest which a Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)          the amount of interest which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, London, Hong Kong, Taipei and Singapore.

"Capital Expenditure" means any expenditure or obligation in respect of expenditure which, in accordance with the HKFRS, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).

"Charged Property" means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security.

[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Collateral Shares" means the ordinary shares in the Target issued to the Borrower upon and as a result of any conversion of the Convertible Note in accordance with the terms of the Convertible Note.

"Commitment" means:

(a)          in relation to an Original Lender, the sum of the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it pursuant to Clause 22 (Changes to the Parties); and

(b)          in relation to any other Lender, the amount of any Commitment transferred to it pursuant to Clause 22 (Changes to the Parties),

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 22 (Changes to the Parties).

"Compliance Certificate" means a certificate delivered pursuant to Clause 18.2 (Compliance Certificate) and signed by two directors of the Borrower substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

"Convertible Note" means the 7% senior convertible note due 2017 issued by the Target to the Borrower in accordance with the terms of the CN Purchase Agreement in the form attached to the CN Purchase Agreement as Exhibit A.

"CN Payment Account" means the dollar account in the name of the Borrower with account number [***] and held with the Security Agent and includes each sub-account of such account and any replacement accounts and any other account(s) designated as such by the Security Agent and the Borrower for the purposes as described in Clause 20.25 (CN Payment Account).

"CN Purchase Agreement" means the purchase agreement dated 18 September 2012 entered into between, amongst others, the Target and the Borrower pursuant to which the Borrower agrees to purchase the Convertible Note.

"CN Purchase Drawn Amount" means the amount utilised or to be utilised by the Borrower under the Facility for the purpose set out in paragraph (a) of Clause 3.1 (Purpose).

"CN Total Notional Amount" means the total notional amount of the Convertible Note to be purchased by the Borrower from the Target pursuant to the CN Purchase Agreement and as specified in the CN Purchase Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Default" means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Disruption Event" means either or both of:

(a)          a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)          the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party prevent that, or any other Party:

(i)          from performing its payment obligations under the Finance Documents; or

(ii)         from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Dividend Collection Account" means the dollar account in the name of the Borrower with account number [***] and held with the Security Agent and includes each sub-account of such account and any replacement accounts and any other account(s) designated as such by the Security Agent and the Borrower for the purposes as described in Clause 20.23 (Dividend Collection Account).

"Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

"Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

"Environmental Permits" means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

"Event of Default" means any event or circumstance specified as such in Clause 21 (Events of Default).

"Facility" means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FCPA" means the U.S. Foreign Corrupt Practices Act of 1977.

"Fee Letter" means any letter or letters referring to this Agreement or the Facility between one or more Administrative Parties and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

"Final Maturity Date" means the date falling 36 Months after the Initial Utilisation Date or, if such date is not a Business Day, the immediately preceding Business Day.

"Finance Documents" means this Agreement, the Security Documents, any Fee Letter, any Utilisation Request and any other document(s) designated as such by the Facility Agent and the Borrower (each a "Finance Document").

"Finance Lease" has the meaning given to such term in Clause 19.1 (Financial definitions).

"Finance Party" means the Facility Agent, the Security Agent, the Arranger, the Coordinator or a Lender.

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)          moneys borrowed and debit balances at banks or other financial institutions;

(b)          any amount raised by acceptance under any acceptance credit facility or bill discount facility (or dematerialised equivalent);

(c)          any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)          the amount of any liability in respect of any Finance Lease;

(e)          receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the HKFRS);

(f)          any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(g)          any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the HKFRS;

(h)          any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 360 days after the date of supply;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)          any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the HKFRS; and

(k)          the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

"Governmental Agency" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

"Group" means the Borrower and its Subsidiaries from time to time.

"HK Share Charge" means a share charge dated on or about the date hereof between the Borrower and the Security Agent in respect of the Collateral Shares.

"HKFRS" means the Hong Kong Financial Reporting Standards.

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary.

"Hong Kong Trading Day" means a day on which The Hong Kong Stock Exchange is open for trading in shares.

"Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

"Initial Utilisation Date" means the date on which the first Loan is made under this Agreement.

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interest Reserve Account" means the dollar account in the name of the Borrower with account number [***] and held with the Security Agent and includes each sub-account of such account and any replacement accounts and any other account(s) designated as such by the Security Agent and the Borrower for the purposes as described in Clause 20.21 (Interest Reserve Account).

"Kam Family" means Mr Kam and his spouse, parent, grandparent, sibling, child and grandchild.

"Lender" means:

(a)          any Original Lender; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          any person which has become a Party in accordance with Clause 22 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan:

(a)          the applicable Screen Rate; or

(b)          (if no Screen Rate is available for dollars for the Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for dollars and for a period comparable to the Interest Period of that Loan and, if such rate is below zero, LIBOR will be deemed to be zero.

"Loan" means, as the context requires, a loan made or to be made under the Facility or the principal amount outstanding at any time of that loan.

"London Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

"Majority Lenders" means at any time:

(a)          if there is any Loan then outstanding, a Lender or Lenders whose participations in the Loan(s) then outstanding aggregate more than 67% of all such Loan(s), or

(b)          if there is no Loan then outstanding and the Available Facility is then greater than zero, a Lender or Lenders whose Available Commitments aggregate more than 67% of the Available Facility, or

(c)          if there is no Loan then outstanding and the Available Facility is then zero;

(i)          if the Available Facility became zero after a Loan ceased to be outstanding, a Lender or Lenders whose Available Commitments aggregated more than 67% of the Available Facility immediately before the Available Facility became zero, or

(ii)         if a Loan ceased to be outstanding after the Available Facility became zero, a Lender or Lenders whose participations in the Loan(s) outstanding immediately before any Loan ceased to be outstanding aggregated more than 67% of all such Loan(s).

"Margin" means [***] per cent. per annum.

"Market Disruption Notification" means a market disruption notification substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; (b) the ability of the Borrower to perform its obligations under the Finance Documents; or (c) the validity or enforceability of, or the rights or remedies of any Finance Party under, the Finance Documents.

"Material Subsidiary" means any existing or future Subsidiary of the Borrower:

(a)          whose gross assets (calculated on a consolidated basis if such Subsidiary has any Subsidiaries) are five per cent. or more of the Consolidated Total Assets (as defined in Clause 19.1 (Financial definitions)) of the Group; or

(b)          whose earnings before interest, Taxes, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA (as defined in Clause 19.1 (Financial definitions)) (but on an unconsolidated basis if that Subsidiary does not have a Subsidiary)) are five per cent. or more of Consolidated EBITDA.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)          subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)          if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)          if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

"Mr Kam" means Mr. Kam Yuen, holder of Hong Kong identity card number [***].

"New Lender" has the meaning given to that term in Clause 22 (Changes to the Parties).

"New York Stock Exchange" means the New York Stock Exchange, Inc.

"New York Trading Day" means a day on which the New York Stock Exchange is open for trading in shares.

"NY Pledge Agreement" means a pledge agreement dated on or about the date hereof between the Borrower and the Security Agent in respect of the Convertible Note and the Registration Rights Agreement

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"OFAC" means the Office of Foreign Assets Control of the U.S. Treasury Department.

"Original Financial Statements" means the audited consolidated financial statements of the Borrower for the financial year ended 31 March 2012.

"Party" means a party to this Agreement.

"Payment Instruction Letter" means the letter dated on or about the date hereof between, amongst others, the Borrower and the Target setting out various payment instructions in relation to the Convertible Note and the Collateral Shares.

"PRC" means the People’s Republic of China (excluding Hong Kong, Macau and Taiwan).

"Quotation Day" means:

(a)          in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)          in relation to any Interest Period the duration of which is selected by the Facility Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Facility Agent (acting reasonably).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.

"Reference Banks" means, subject to Clause 24.24 (Reference Banks), the principal London offices of Bank of Taiwan Co., Ltd., Mega International Commercial Bank Co., Ltd. and First Commercial Bank Co., Ltd. or such other banks as may be appointed by the Facility Agent in consultation with the Borrower.

"Registration Rights Agreement" means the registration rights agreement to be entered into on the date on which the completion and closing of the purchase of the Convertible Note takes place in accordance with the terms of the CN Purchase Agreement and made between, among others, the Borrower and the Target.

"Relevant Interbank Market" means the London interbank market.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Repeating Representations" means each of the representations set out in Clause17.1 (Status) to 17.6 (Governing law and enforcement), Clause 17.9 (No default) to Clause 17.11 (No misleading information), paragraph (c) of Clause 17.12 (Financial statements), Clause 17.13 (Solvency) to Clause 17.17 (Listing status), Clause 17.19 (No proceedings pending or threatened) to 17.24 (Compliance with the FCPA and the OFAC).

"Screen Rate" means the British Bankers’ Association LIBOR fixing for dollars for the relevant period displayed on the appropriate page of the Bloomberg Screen BTMM Page under the heading "LIBOR FIX BBAM<GO>". If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

"Secured Obligations" means all obligations owing or expressed to be owing to the Finance Parties or any of them by the Borrower under or pursuant to the Finance Documents or any of them whether present or future, actual or contingent (and whether incurred by the Borrower, and whether as principal or surety or in some other capacity).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Documents" means each of the following documents:

(a)          the HK Share Charge;

(b)          the NY Pledge Agreement;

(c)          the Assignment of Accounts; and

(d)          any other document or instrument creating or governing any security (granted in favour of the Security Agent) for any of the obligations of the Borrower under any Finance Document,

(each a "Security Document").

"Shanghai Real Estate" means [***] including any real property derived therefrom as a result of any sub-division or otherwise in relation thereto.

"Specified Time" means a time determined in accordance with Schedule 7 (Timetables).

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Subordination Deed" means any subordination deed in form and substance satisfactory to the Facility Agent (acting reasonably), between the Borrower, any creditor(s) of the Borrower and the Security Agent, pursuant to which any obligations of the Borrower (actual or contingent) owing to such creditor(s) are subordinated behind the Secured Obligations, provided that such subordination deed shall provide that no payment or repayment (whether of principal, interest or otherwise) may be made in respect of any such obligations while any Secured Obligations remain outstanding or any Finance Party is under any actual or contingent obligation to make available any advance or financial accommodation under any Finance Document.

"Subsidiary" means, in relation to any company or corporation, a company or corporation:

(a)          which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)          more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)          which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

"Taiwan Stock Exchange" means the Taiwan Stock Exchange Corporation.

"Taiwan Trading Day" means a day on which the Taiwan Stock Exchange is open for trading in Taiwan Depositary Receipts.

"Target" means China Cord Blood Corporation, an exempted company incorporated under the laws of the Cayman Islands with limited liability with registered number CT-227732, whose shares are listed on the New York Stock Exchange.

"Target Bank Account" means the account designated as the payment receipt account for the consideration of the purchase by the Borrower of the Convertible Note pursuant to the CN Purchase Agreement and specified as such by the Target to the Borrower in accordance with the CN Purchase Agreement.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Deduction" has the meaning given to such term in Clause 12.1 (Tax definitions).

"The Hong Kong Stock Exchange" means The Stock Exchange of Hong Kong Limited.

"Total Commitments" means at any time the aggregate of the Commitments (being US$65,000,000 at the date of this Agreement).

"Transaction Agents" means the Facility Agent and the Security Agent (each a "Transaction Agent").

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Transaction Security" means the Security created or expressed to be created in favour of any or all of the Finance Parties pursuant to or under any or all of the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent, the Security Agent and the Borrower.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)          the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)          the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

1.2        Construction

(a)          Unless a contrary indication appears, any reference in this Agreement to:

(i)          the "Arranger", the "Coordinator", the "Facility Agent", the "Security Agent", any "Administrative Party", any "Finance Party", any "Lender" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)         "assets" includes present and future properties, revenues and rights of every description;

(iii)        a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)        "including" shall be construed as "including without limitation" (and cognate expressions shall be construed similarly);

(v)         "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)        a Lender's "participation" in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender's rights under this Agreement in respect thereof;

(vii)       a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)      a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)         a provision of law is a reference to that provision as amended or re-enacted; and

(x)          a time of day is a reference to Hong Kong time.

(b)          Section, Clause and Schedule headings are for ease of reference only.

(c)          Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)          A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

(e)          Where this Agreement specifies an amount in a given currency (the "specified currency") "or its equivalent" or "or its equivalent in another currency or currencies", the "equivalent" is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent's spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3         Currency Symbols and Definitions

"$", "US$" and "dollars" denote lawful currency of the United States of America.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 2
THE FACILITY

2.          The Facility

2.1        The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2         Finance Parties' rights and obligations

(a)          The obligations of the Finance Parties under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)          The rights of the Finance Parties under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)          A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3         Commitments

(a)          Subject to paragraph (b) below:

(i)          on the date of this Agreement, the currency and amount of the Commitment of each Original Lender is the currency and amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders); and

(ii)         after the date of this Agreement:

(1)         the currency and amount of the Commitment of each Original Lender is the currency and amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) plus the currency and amount of the Commitment of any other Lender (whether or not an Original Lender) transferred to it in accordance with this Agreement but minus the currency and amount of its Commitment transferred by it in accordance with this Agreement; and

(2)         the currency and amount of the Commitment of any Lender other than an Original Lender is the currency and amount of the Commitment of any other Lender (whether or not an Original Lender) transferred to it in accordance with this Agreement minus the currency and amount of its Commitment transferred by it in accordance with this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          The Commitment of any Lender is subject to any cancellation or reduction thereof in accordance with this Agreement.

3.           Purpose

3.1         Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)          partially funding the purchase by the Borrower of the Convertible Note in accordance with the CN Purchase Agreement provided that:

(i)          the amount of the Facility utilised for the purpose set out in this paragraph (a) shall not exceed US$50,000,000;

(ii)         the amount of the Facility utilised for the purpose set out in this paragraph (a) shall be an amount equal to the CN Total Notional Amount divided by 1.3 and rounded down to the nearest US$ million unit; and

(iii)        the Facility may only be utilised for the purpose set out in this paragraph (a) if, following the purchase by the Borrower of the Convertible Note, the Borrower will be the legal and beneficial owner of the Convertible Note having a CN Total Notional Amount equal to or greater than the product of the amount utilised pursuant to this paragraph (a) multiplied by 1.3; and

(b)          refinancing Financial Indebtedness of the Borrower and/or financing Capital Expenditure of the Borrower and/or (subject to Clause 20.26 (Capital Expenditure)) Capital Expenditure of any other member of the Group provided that:

(i)          the aggregate amount of the Facility utilised for the purposes set out in this paragraph (b) shall not exceed US$15,000,000; and

(ii)         the Facility may only be utilised for the purposes set out in this paragraph (b) if, following that Utilisation, the aggregate outstanding amount of (x) the Loan utilised for the purpose set out in paragraph (a) above and (y) all Loans utilised for the purposes set out in this paragraph (b) (including, for the avoidance of doubt, the proposed Utilisation), does not exceed the CN Total Notional Amount.

3.2         Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.          Conditions of Utilisation

4.1         Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in and appearing to comply with the requirements of Schedule 2 (Conditions Precedent). The Facility Agent shall notify the Borrower and the Lenders promptly upon receiving such documents and other evidence.

4.2         Further conditions precedent

The Lenders will be obliged to comply with Clause 5.4 (Lenders' participations) only if:

(a)          on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)          no Default is continuing or would result from the proposed Loan; and

(ii)         the Repeating Representations to be made by the Borrower are true in all material respects;

(b)          in respect of a proposed Loan which is intended to be utilised (in whole or in part) for refinancing purposes, on the date of (and no later than the time of delivery of the Utilisation Request) the Utilisation Request in respect of that proposed Loan, the Facility Agent has received a copy of the relevant irrevocable prepayment notice from the Borrower to its existing creditor irrevocably obliging the Borrower to prepay to such creditor an amount not less than the amount of the Loan requested in the Utilisation Request and such amount is due and payable by the Borrower on the Utilisation Date applicable to the Loan requested in the Utilisation Request;

(c)          in respect of a proposed Loan which is intended to be utilised (in whole or in part) for financing the Capital Expenditure of the Borrower and/or (subject to Clause 20.26 (Capital Expenditure)) the Capital Expenditure of any other member of the Group, on the date of (and no later than the time of delivery of the Utilisation Request) the Utilisation Request in respect of that proposed Loan, the Facility Agent has received from the Borrower documentary evidence satisfactory to the Facility Agent evidencing the legally binding obligation of the Borrower or, as the case may be, other member of the Group to pay an amount in respect of Capital Expenditure in an amount not less than the amount of the Loan requested in the Utilisation Request and such amount is due and payable by the Borrower or, as the case may be, such other member of the Group on the Utilisation Date applicable to the Loan requested in the Utilisation Request; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)          in respect of a proposed Loan which is intended to be utilised (in whole or in part) for financing the Capital Expenditure of a member of the Group established in the PRC and an amount of the proposed Loan is to be injected into such member of the Group in accordance with Clause 20.26 (Capital Expenditure), on the date of (and no later than the time of delivery of the Utilisation Request) the Utilisation Request in respect of that proposed Loan, the Facility Agent has received from the Borrower a copy of the foreign debt registration certificate issued by the State Administration of Foreign Exchange of the PRC evidencing that the amount to be injected into such member of the Group and as specified in the Utilisation Request does not exceed the foreign debt quota available to such member of the Group under its foreign debt registration.

4.3         Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation three or more Loans would be outstanding.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 3
UTILISATION

5.           Utilisation

5.1         Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2         Completion of a Utilisation Request

(a)          Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)          the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)         the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)        the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)          Only one Loan may be requested in each Utilisation Request.

(c)          Only one Loan may be utilised for the purpose set out in paragraph (a) of Clause 3.1 (Purpose).

(d)          A Loan may not be requested for a purpose set out in paragraph (b) of Clause 3.1 (Purpose) until after a Loan has been utilised for the purpose set out in paragraph (a) of Clause 3.1 (Purpose).

5.3         Currency and amount

(a)          The currency specified in a Utilisation Request must be dollars.

(b)          The amount of the proposed Loan must be an amount which is not more than the Available Facility and:

(i)          (in respect of the first Loan and which is to be utilised for the purpose set out in paragraph (a) of Clause 3.1 (Purpose)) an amount equal to the CN Total Notional Amount divided by 1.3 and rounded down to the nearest US$ million unit;

(ii)         (in respect of any other Loan) is a minimum of US$5,000,000 or, if less, the Available Facility; and

(iii)        (in respect of each Loan) in compliance with the limitations set out in Clause 3.1 (Purpose)

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4         Lenders' participations

(a)          If the conditions set out in Clauses 4 (Conditions of Utilisation) and 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)          The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)          The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5         Cancellation of Available Facility

(a)          On the expiry of the Availability Period (in the principal financial centre of the country of the relevant currency):

(i)          the Available Commitment (if any) of each Lender shall be immediately and automatically reduced to zero; and

(ii)         the Commitment of each Lender shall be immediately and automatically reduced by the amount (if any) of the Available Commitment of such Lender immediately before the reduction to zero of its Available Commitment in accordance with paragraph (i) above.

(b)          Without prejudice to paragraph (a) above, immediately following a Utilisation for the purpose set out in paragraph (a) of Clause 3.1 (Purpose) (and prior to any Utilisation for a purpose set out in paragraph (b) of Clause 3.1 (Purpose)):

(i)           the Available Commitments (if any) of the Lenders shall be immediately and automatically reduced on a pro rata basis and in an aggregate amount which results in the Availability Facility immediately following such reduction being US$15,000,000; and

(ii)         the Commitment of each Lender shall be immediately and automatically reduced by the amount of the reduction in its Available Commitment referred to in paragraph (i) above.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.           Repayment

6.1         Repayment of Loans

The Borrower shall repay each Loan in full on the Final Maturity Date.

6.2         Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.           Prepayment and cancellation

7.1         Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)          that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)          upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)          the Borrower shall repay that Lender's participation in the Loans within three months from the date on which the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2         Change of control

If, at any time,

(a)          the Kam Family ceases to directly or indirectly own at least [***] in aggregate of the issued shares in the Borrower;

(b)          the Kam Family ceases to be the single largest direct or indirect shareholder of the Borrower; or

(c)          Mr Kam ceases to be the Chairman (as defined in the constitutional documents of the Borrower) of the Borrower:

(i)          the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)         no Lender shall be obliged to fund a Utilisation; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)        if the Majority Lenders so require, the Facility Agent shall, by not less than five days notice to the Borrower, cancel the Total Commitments and the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon the Total Commitments and the Facility shall immediately be cancelled and all such amounts shall become immediately due and payable.

For the avoidance of doubt, the shareholding of the Kam Family and the issued share capital in the Borrower for the purposes of this Clause 7.2 shall include (without double counting) the beneficial interests in (i) the underlying shares in respect of share options granted by the Borrower to the Kam Family as beneficial owners from time to time and (ii) the shares in the Borrower directly or indirectly held solely for any member of the Kam Family as beneficiary of discretionary trusts.

7.3         Voluntary cancellation

The Borrower may, if it gives the Facility Agent not less than 14 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, reduce the Available Facility to zero or by such amount (being a minimum amount of US$5,000,000 and an integral multiple of US$5,000,000) as the Borrower may specify in such notice. Any such reduction under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.4         Voluntary prepayment of Loans

(a)          The Borrower may, if it gives the Facility Agent not less than 14 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay on the last day of the Interest Period applicable thereto the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$5,000,000 and an integral multiple of US$5,000,000).

(b)          A Loan may be prepaid only after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

(c)          Any prepayment under this Clause 7.4 shall be applied rateably among the participations of all Lenders.

7.5         Right of prepayment and cancellation in relation to a single Lender

(a)          If:

(i)          any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)         any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender's participation in the Loans or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)          On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender's participation in the relevant Loan.

(d)          The Borrower may, in the circumstances set out in paragraph (a) above, on 14 Business Days' prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)          The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)           the Borrower shall have no right to replace the Facility Agent;

(ii)          neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)         in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)         no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all "know your customer" and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)          A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has completed those checks.

7.6         Restrictions

(a)          Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)          The Borrower may not reborrow any part of the Facility which is prepaid.

(d)          The Borrower shall not repay or prepay all or any part of any Loan or reduce any Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)          If any Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(f)          If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)          If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) (save in connection with any repayment or, as the case may be, prepayment under paragraph (c) of Clause 7.1 (Illegality) or paragraph (c) of Clause 7.5 (Right of prepayment and cancellation in relation to a single Lender)) shall reduce the Commitments of the Lenders rateably.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 5
COSTS OF UTILISATION

8.           Interest

8.1         Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)          Margin; and

(b)          LIBOR.

8.2         Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period applicable to that Loan.

8.3         Default interest

(a)          If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration of one month from the due date. Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

(b)          If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)          the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)         the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)          Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4         Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.           Interest Periods

9.1         Selection of Interest Periods

(a)          Subject to the provisions of this Agreement, each Interest Period relating to any Loan shall be three Months.

(b)          An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

(c)          Each Interest Period for a Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of the preceding Interest Period of such Loan.

9.2         Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3         Consolidation of Loans

If the Interest Periods of two or more Loans end on the same date, those Loans will, unless the Borrower specifies to the contrary in writing by delivering a notice to the Facility Agent no less than three Business Days prior to the first day of the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.         Changes to the calculation of interest

10.1       Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2       Market disruption

(a)          Subject to any alternative basis agreed and consented to as contemplated by paragraphs (a) and (b) of Clause 10.3 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)          the Margin; and

(ii)         the percentage rate per annum notified to the Facility Agent by that Lender, as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Facility Agent), as the cost to that Lender of funding its participation in that Loan during the relevant period in its ordinary course of business (without mark-up or premium) from whatever source(s) it may reasonably select.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          In relation to a Market Disruption Event under paragraph (c)(ii) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above shall be less than LIBOR or if a Lender shall fail to notify the Facility Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)          In this Agreement "Market Disruption Event" means:

(i)          at or about 11:30 a.m. (London time) on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)         at 11:30 a.m. (London time) on the Quotation Day for the relevant Interest Period, the Facility Agent holds one or more Market Disruption Notifications in respect of that Interest Period from a Lender or Lenders the sum of whose participations in the relevant Loan exceeds 67 per cent. of that Loan.

(d)          If a Market Disruption Event shall occur, the Facility Agent shall promptly notify the Lenders and the Borrower thereof.

10.3       Alternative basis of interest or funding

(a)          If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than sixty days from the date of commencement of such Market Disruption Event) with a view to agreeing a substitute basis for determining the rate of interest.

(b)          Any alternative basis agreed in writing pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)          For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the sixty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

10.4       Break Costs

(a)          The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)          Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.         Fees

11.1       Commitment fee

(a)          The Borrower shall pay to the Facility Agent for the account of each Lender a fee computed and accruing on a daily basis, at the rate of [***] per cent. per annum on that Lender's Available Commitment at close of business (in the principal financial centre of the country of the relevant currency) on each day of the Availability Period (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day).

(b)          The accrued commitment fee is payable:

(i)          on the last day of the Availability Period; and

(ii)         if a Lender's Commitment is reduced to zero before the last day of the Availability Period, on the day on which such reduction to zero becomes effective.

11.2       Agency fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.3       Security Agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

11.4       Upfront fee

The Borrower shall pay to the Coordinator fee(s) in the amount and at the times agreed in a Fee Letter.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.         Tax gross-up and indemnities

12.1       Tax definitions

(a)          In this Clause 12:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)          Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2       Tax gross-up

(a)          All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)          The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)          If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)          Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.3       Tax indemnity

(a)          Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within five Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses (other than any internal costs and expenses or administrative expenses incurred by such Finance Party) payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)          any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

(ii)         any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

(b)          A Finance Party intending to make a claim under paragraph (a) shall as soon as reasonably practicable notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall as soon as reasonably practicable notify the Borrower thereof.

(c)          A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, shall as soon as reasonably practicable notify the Facility Agent.

12.4       Tax credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)          a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)          that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower within five Business Days which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.5       Stamp taxes

The Borrower shall:

(a)          pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)          within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6       Indirect tax

(a)          All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)          Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

13.         Increased costs

13.1       Increased costs

(a)          Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)          the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement;

(ii)         compliance with any law or regulation made after the date of this Agreement; or

(iii)        the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The terms "law" and "regulation" in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)          In this Agreement:

"Basel III" means:

(i)          the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)         the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)        any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

"Increased Costs" means:

(i)          a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)         an additional or increased cost; or

(iii)        a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2       Increased cost claims

(a)          A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)          Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.3       Exceptions

(a)          Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)          attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)         compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 12.3 (Tax indemnity) applied); or

(iii)        attributable to the wilful breach or gross negligence by the relevant Finance Party or its Affiliates of any law or regulation.

(b)          In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Tax definitions).

14.         Mitigation by the Lenders

14.1       Mitigation

(a)          Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs).

(b)          Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2       Limitation of liability

(a)          The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)          A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3       Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)          interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)          oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)          oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.         Other indemnities

15.1       Currency indemnity

(a)          If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)          making or filing a claim or proof against the Borrower; or

(ii)         obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)          The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2       Other indemnities

The Borrower shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)          the occurrence of any Event of Default;

(b)          any information produced or approved by the Borrower or any member of the Group being misleading and/or deceptive in any material respect, or as a result of the Facility Agent (acting in its own capacity or on the instructions of the Majority Lenders) reasonably believing such information to be misleading and/or deceptive in any material respect;

(c)          any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under this Agreement;

(d)          a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(e)          funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)          a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3       Indemnity to the Facility Agent and the Security Agent

The Borrower shall, within five Business Days of demand, indemnify each of the Facility Agent and the Security Agent against any cost, loss or liability incurred by the Facility Agent or the Security Agent (acting reasonably) as a result of:

(a)          investigating any event which it reasonably believes is a Default; or

(b)          acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.         Costs and expenses

16.1       Transaction expenses

The Borrower shall, within five Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)          this Agreement and any other documents referred to in this Agreement; and

(b)          any other Finance Documents executed after the date of this Agreement.

16.2       Amendment costs

If (a) the Borrower requests an amendment, waiver or consent, or (b) an amendment is required pursuant to Clause 26.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

16.3       Enforcement costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and/or any Transaction Security, and/or any proceedings instituted by or against any Finance Party as a consequence of taking or holding any Transaction Security.

16.4       Security Agency expenses

The Borrower shall, within five Business Days of demand, pay the Security Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the administration or release of any Transaction Security created pursuant to any Security Document.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.         Representations

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1       Status

(a)          It is an exempted company, duly incorporated with limited liability, in good standing and validly existing under the laws of the Cayman Islands.

(b)          It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2       Binding obligations

(a)          The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

(b)          Without affecting the generality of paragraph (a) above, each Security Document to which it is a party creates the security interests which that Security Document purports to create and such security interests are valid and effective.

17.3       Non-conflict with other obligations

(a)          The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(i)          any law or regulation applicable to it;

(ii)         its and each of its Subsidiaries' constitutional documents; or

(iii)        any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

(b)          The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not result in the existence of or oblige it or its Subsidiaries to create any Security over all or any of the assets of it or its Subsidiaries.

17.4       Power and authority

(a)          It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

17.5       Validity and admissibility in evidence

All Authorisations required or desirable:

(a)          to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)          to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

(c)          to enable it to create the Transaction Security (if any) expressed to be created by it pursuant to any Security Document to which it is a party and to ensure that such Transaction Security has the priority and ranking it is expressed to have; and/or

(d)          for it and its Subsidiaries to carry on their business, and which are material,

have been obtained or effected and are in full force and effect.

17.6       Governing law and enforcement

(a)          The choice of law of each Finance Document will be recognised and enforced in its jurisdiction of incorporation

(b)          Any judgment obtained in the jurisdiction of the governing law of any Finance Document in relation to such Finance Document will be recognised and enforced in its jurisdiction of incorporation.

17.7       Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8       No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.9       No default

(a)          No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)          No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.10      Taxation

(a)          It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)          No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group of US$10,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)          It is resident for Tax purposes only in the jurisdiction of its incorporation.

17.11         No misleading information

All information supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

17.12      Financial statements

(a)          Its financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with HKFRS consistently applied save to the extent expressly disclosed in such financial statements.

(b)          Its financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view and represent its consolidated financial condition and operations during the relevant financial year save to the extent expressly disclosed in such financial statements.

(c)          There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since the date of the Original Financial Statements.

17.13      Solvency

(a)          Each member of the Group is able to meet its obligations and pay its debts as they fall due, and no member of the Group admits or has admitted any inability to pay its debts as they fall due or has suspended making payments on any of its debts.

(b)          Other than the [***] Negotiations, no member of the Group has by reason of actual or anticipated financial difficulties commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(c)          In respect of each member of the Group, the fair value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities).

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)          Each member of the Group has sufficient capital to carry on its business.

(e)          No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any of the indebtedness of any member of the Group.

17.14    Pari passu ranking

(a)          Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)          The Transaction Security has or will have the ranking in priority which it is expressed to have in the Security Document(s) governing or evidencing such Transaction Security.

17.15     Good title to assets

It and each member of the Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations necessary to use, the assets necessary to carry on its business as presently conducted.

17.16     Legal and beneficial ownership

It is the sole legal and beneficial owner of the respective assets (and in the case of the Collateral Shares, upon the issuance of any such Collateral Shares) over which it purports to grant Security.

17.17     Listing status

(a)          The shares of the Borrower are listed on the main board of The Hong Kong Stock Exchange with a stock code 00801 and are listed as a secondary listing on the Taiwan Stock Exchange in the form of Taiwan Depository Receipt with a stock code 910801.

(b)          The ordinary shares of the Target are listed on the New York Stock Exchange under the symbol "CO".

17.18     No Immunity

None of the Borrower or any other member of the Group nor any of their assets is entitled to immunity from suit, execution, attachment or other legal process in Hong Kong or its jurisdiction of incorporation. The entry of the Borrower into the Finance Documents to which it is party or which are issued by it (or on its behalf) constitutes, and the exercise of its rights and performance of and compliance with its obligations under those Finance Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

17.19     No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.20     No breach of laws

(a)          It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)          No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

17.21     Environmental laws

(a)          Each member of the Group is in compliance with Clause 20.11 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)          No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or could reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

17.22     Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (v) of Clause 18.4 (Information: miscellaneous) is authorised to sign the Utilisation Request(s) and other notices on its behalf.

17.23     Anti-Money Laundering

It has and each member of the Group has complied, and will comply, with applicable anti-money laundering laws, rules and regulations of the jurisdiction where it was or is incorporated or to which it is otherwise subject, has established and maintained, and will maintain, if applicable, an anti-money laundering programme in accordance with such laws, rules and regulations, and to the best of its knowledge and belief (having made due and careful enquiry) it has not and no member of the Group has a business relationship with any persons subject to any sanctions list in connection therewith.

17.24     Compliance with the FCPA and the OFAC

(a)          No member of the Group nor any officer, employee, director or agent or other person acting on behalf of any member of the Group (the "Relevant Persons") has in the course of its actions for, or on behalf of, any member of the Group, engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the OFAC, including but not limited to the designation as a "specially designated national or blocked person" thereunder and, no Relevant Person is any such person or entity.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          No member of the Group nor any of its directors, officers, agents, employees or any other person acting on behalf of any member of the Group has, in the course of its actions for, or on behalf of, any member of the Group: (a) violated or is in violation of any provision of the FCPA, as amended or any other applicable anti-bribery or anti-corruption laws; or (b) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization (a "Government Entity"), to any political party or official thereof or to any candidate for political office (individually and collectively, a "Government Official") or to any person under circumstances where the Borrower or any other member of the Group or any of their directors, officers, agents, employees or any other person acting on behalf of the Borrower knew that all or a portion of such money or thing of value would be offered, given or promised to any Government Official, for the purpose of:

(i)          (A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(ii)         in order to assist any member of the Group in obtaining or retaining business for or with, or directing business to any member of the Group.

17.25     Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18.         Information undertakings

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1       Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)          as soon as the same become available, but in any event within 150 days after the end of each of its financial years its audited consolidated financial statements for that financial year audited by an independent firm of certified public accountants; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years its consolidated financial statements for that financial half year

18.2       Compliance Certificate

(a)          The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 18.1 (Financial statements), a Compliance Certificate:

(i)          setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenants) as at the date as at which those financial statements were drawn up; and

(ii)         confirming that no Default has occurred and is continuing or, if a Default is continuing, specify the nature of such Default and the steps being taken to remedy such Default.

(b)          Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by two directors of the Borrower.

18.3       Requirements as to financial statements

(a)          Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)          The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using HKFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in HKFRS, the accounting practices or reference periods and its auditors deliver to the Facility Agent:

(i)          a description of any change necessary for those financial statements to reflect the HKFRS, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)         sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.4       Information: miscellaneous

(a)          The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(i)          all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(ii)         promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities (including, without limitation, depository receipts) of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(iii)        promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group which involves a liability, or a potential or alleged liability, exceeding an amount of US$5,000,000 (or its equivalent in another currency or currencies);

(iv)        promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request;

(v)         promptly upon the occurrence of the same, notice of any change in its auditors, any acquisition (or series of related acquisitions) where the higher of the aggregate market value or consideration payable of the assets the subject of such acquisition(s) exceeds US$10,000,000 (or its equivalent in another currency or currencies) or any disposal (or series of related disposals) where the higher of the aggregate market value or consideration receivable of the assets the subject of such disposal(s) exceeds US$5,000,000 (or its equivalent in another currency or currencies) by a member of the Group or any other material development in the business of the Borrower or any member of the Group provided that this sub-paragraph (v) shall not apply to any acquisition, sale, lease, transfer or other disposal of inventory made in the ordinary course of trading of the acquiring or, as the case may be, disposing entity on arm's length commercial terms;

(vi)        promptly upon the reasonable request of the Facility Agent or the Security Agent, evidence in relation to Capital Expenditure of any member of the Group and the application of any amount of the Loan(s);

(vii)       promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of the Borrower accompanied by specimen signatures of any new authorised signatories; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(viii)      promptly, notice of any material developments in relation to, or the conclusion of, the [***] Negotiations and promptly, on request of a Finance Party, such further information regarding those negotiations as the Finance Party may request provided that the Borrower shall not be required to provide such information if to do so would be in breach of any contractual duty of confidentiality that exists as at the date of this Agreement.

(b)          The Borrower shall supply each of the Facility Agent and the Security Agent with or procure the supply to each of the Facility Agent and the Security Agent of such information as it may from time to time reasonably require for the performance of its rights and obligations under the Finance Documents.

18.5       Notification of default

(a)          The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)          Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6       Use of websites

(a)          The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting the information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if:

(i)          the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)         both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)        the information is in a format previously agreed between the Borrower and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)          The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(c)          The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)          the Designated Website cannot be accessed due to technical failure;

(ii)         the password specifications for the Designated Website change;

(iii)        any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)        any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)         the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)          Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

18.7        "Know your customer" checks

(a)          The Borrower shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for such Transaction Agent, such Lender or any prospective new Lender to conduct any "know your customer" or other similar procedures under applicable laws and regulations.

(b)          Each Lender shall promptly upon the request of any Transaction Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Transaction Agent (for itself) in order for such Transaction Agent to conduct any "know your customer" or other similar procedures under applicable laws and regulations.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.         Financial covenants

19.1       Financial definitions

In this Agreement:

"Adjusted Consolidated Total Debt" means, at any time, the aggregate amount of all Borrowings:

(a)          excluding any such obligations to any other member of the Group; and

(b)          including (without double counting), in the case of Finance Leases, the capitalised value thereof.

"Borrowings" means at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of:

(a)          moneys borrowed and debit balances at banks or other financial institutions;

(b)          any amount raised by acceptance under any acceptance credit facility or bill discount facility (or dematerialised equivalent);

(c)          any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)          the amount of any liability in respect of any Finance Lease;

(e)          receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the HKFRS);

(f)          any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(g)          any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the HKFRS;

(h)          any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 360 days after the date of supply;

(i)          any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the HKFRS;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)          (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above (whether or not such indebtedness under the items referred to in paragraphs (a) to (i) above is incurred by a member of the Group).

"Consolidated EBITDA" means, for any Relevant Period, the aggregate of:

(a)          the Consolidated Net Income for that Relevant Period;

(b)          to the extent such amount was deducted in calculating the Consolidated Net Income,

(i)          the Consolidated Interest Expense (other than dividends paid on preference shares);

(ii)         income taxes (other than income taxes attributable to extraordinary and non-recurring gains or sales of assets); and

(iii)        depreciation expense, amortisation expense and all other non-cash items (including, for the avoidance of doubt, marked-to-market changes in fair value of financial derivatives entered into by the Borrower and the Group) reducing the Consolidated Net Income (other than non-cash items in a period which reflect cash expenses paid or to be paid in another period); and

(c)          in the event that financials of Target are consolidated into the Borrower’s consolidated financials following applicable accounting policies ("Target Consolidation"), any changes in Deferred Revenue (positive if there is an increase in Deferred Revenue, and negative if there is a reduction in Deferred Revenue) for that Relevant Period, less all non-cash items (including, for the avoidance of doubt, marked-to-market changes in fair value of financial derivatives entered into by the Borrower and the Group) increasing the Consolidated Net Income.

"Consolidated Interest Expense" means, for any Relevant Period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with HKFRS for such period of the Borrower and its Subsidiaries.

"Consolidated Net Income" means, for any Relevant Period, the aggregate net income (or loss) of the Borrower, its Subsidiaries and Affiliates for such period, on a consolidated basis, determined in conformity with HKFRS.

"Consolidated Total Assets" means, at any time, (without double counting) the aggregate amount of all assets of the Group.

"Consolidated Total Debt" means, at any time, the aggregate amount of all Borrowings:

(a)          excluding any such obligations to any other member of the Group; and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	including (without double counting), in the case of Finance Leases, the capitalised value thereof.

"Deferred Revenue" means the sum of deferred revenue as recorded in the Target’s balance sheet (and upon Target Consolidation, the Borrower’s consolidated balance sheet) under liabilities.

"Finance Lease" means any lease or hire purchase contract which would, in accordance with the HKFRS, be treated as a finance or capital lease.

"Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

"Relevant Period" means each period of twelve Months ending on the last day of the Borrower's financial year and each period of twelve Months ending on the last day of the first half of the Borrower's financial year.

19.2	Financial condition

The Borrower shall ensure that:

(a)	the ratio of Adjusted Consolidated Total Debt to Consolidated EBITDA in respect of any Relevant Period shall not at any time exceed [***];

(b)	the Interest Coverage Ratio in respect of any Relevant Period shall not be less than [***]; and

(c)	the ratio of Consolidated Total Assets to Consolidated Total Debt shall not at any time be less than [***].

19.3	Financial testing

The financial covenants set out in Clause 19.2 (Financial condition) shall be calculated in accordance with the HKFRS and tested by reference to each of the financial statements delivered pursuant to of Clause 18.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 18.2 (Compliance Certificate).

20.	General undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3	Preservation of assets

The Borrower shall (and the Borrower shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

20.4	Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.5	Negative pledge

In this Clause 20.5, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets (including without limitation any shares held by any member of the Group in the Target).

(b)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	any Security or Quasi-Security listed in Schedule 6 (Existing Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(ii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(1)	hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(2)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(v)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(2)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(3)	the Security or Quasi-Security is removed or discharged within two months of the date of acquisition of such asset;

(vi)	any Security or Quasi-Security over or affecting any asset of any person which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group, if:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that person;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that person; and

(3)	the Security or Quasi-Security is removed or discharged within two months of that person becoming a member of the Group;

(vii)	any Security or Quasi-Security created pursuant to any Finance Document;

(viii)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(ix)	any Security created over or in relation to fixed assets of the Group (other than pursuant to sub-paragraphs (ii) to (iv) or sub-paragraph (viii) above) where the total value of such fixed assets over or in relation to which Security is granted does not at any time exceed 20% of the total value of the Group's fixed assets (as disclosed in the Group's most recent audited consolidated financial statements or, if more recent, its semi-annual consolidated financial statements and including, for the purposes of this calculation only, the total value of any fixed assets referred to in sub-paragraphs (v) and (vi) above to the extent not already included in the fixed asset calculations disclosed in the Group's most recent audited consolidated financial statements or semi-annual consolidated financial statements, as the case may be) net of depreciation, provided that no Quasi-Security or Security shall be granted over any Collateral Shares, the Convertible Note [***].

20.6	Listing

(a)	The Borrower shall not file for voluntary suspension of trading of its shares on The Hong Kong Stock Exchange for more than [***] consecutive Hong Kong Trading Days (or such longer period as agreed by the Majority Lenders) or its Taiwan Depositary Receipts on the Taiwan Stock Exchange for more than [***] consecutive Taiwan Trading Days (or such longer period as agreed by the Majority Lenders) unless the Majority Lenders determine (in their sole and absolute discretion) that such suspension arises as a result of a positive corporate event or positive corporate events relating to the Borrower and is not likely to be materially prejudicial to the Borrower and/or to the interests of the Finance Parties under the Finance Documents or apply for delisting of its shares from The Hong Kong Stock Exchange or its Taiwan Depositary Receipts from the Taiwan Stock Exchange.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The Borrower shall comply with all rules and regulations imposed by The Hong Kong Stock Exchange and the Taiwan Stock Exchange and which are applicable to the Borrower, unless to the extent waived by The Hong Kong Stock Exchange or the Taiwan Stock Exchange (as the case may be).

(c)	The Borrower shall procure and ensure that the Target will not file for voluntary suspension of trading of its ordinary shares on the New York Stock Exchange for more than [***] consecutive New York Trading Days (or such longer period as agreed by the Majority Lenders) unless the Majority Lenders determine (in their sole and absolute discretion) that such suspension arises as a result of a positive corporate event or positive corporate events relating to the Target and is not likely to be materially prejudicial to the Target, the Borrower and/or to the interests of the Finance Parties under the Finance Documents or apply for delisting of its ordinary shares from the New York Stock Exchange.

(d)	The Borrower shall procure and ensure that the Target will comply with continued listing requirements and all other rules, regulations and policies imposed by the New York Stock Exchange and which are applicable to the Target, unless to the extent waived by the New York Stock Exchange.

20.7	Disposals

(a)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Collateral Shares, the Convertible Note and any shares held by any member of the Group in the Target).

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal of an asset (other than any Collateral Shares, the Convertible Note or any shares held by any member of the Group in the Target):

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose; or

(iii)	where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by members of the Group, other than any permitted under paragraphs (i) to (ii) above) does not exceed [***] (or its equivalent in another currency or currencies) in any financial year of the Borrower provided that the proceeds of such disposal shall be applied in the acquisition of assets to be used in the ordinary course of the Group's existing businesses as carried out as at the date of this Agreement or otherwise towards financing the working capital requirements of the Group.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.8	Taxation

(a)	The Borrower shall (and the Borrower shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 18.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No member of the Group may change its residence for Tax purposes.

20.9	Merger

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

20.10	Change of business and cessation of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement and that there shall be no cessation of any material part of the business of the Borrower or the Group.

20.11	Environmental compliance

The Borrower shall (and the Borrower shall ensure that each member of the Group will) comply in all material respects with all Environmental Laws, obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under Environmental Laws or any Environmental Permits.

20.12	Environmental Claims

The Borrower shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group, or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	any facts or circumstances which will or might reasonably be expected to result in any Environmental Claim being commenced or threatened against any member of the Group,

in each case where such Environmental Claim might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

20.13	Compliance with the OFAC

No member of the Group will take any action with respect to the use of the proceeds of the Facility that would result in a violation by any person investing or participating in the Facility of any sanction, regulation or statute administered by or enforced the OFAC (the "U.S. Economic Sanctions"), including, without limitation, using the proceeds of the Facility to fund any business activities with, or for the benefit of, a government, national, resident or legal entity of any country that is the target of any U.S. Economic Sanctions or any other country with respect to which U.S. persons, as defined in the U.S. Economic Sanctions, are prohibited from doing business.

20.14	Arm's length basis

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value.

20.15	Loans, guarantees and contingent liabilities

(a)	The Borrower shall not (and the Borrower shall ensure that no member of the Group will):

(i)	make any loans, grant any credit or provide any other financial accommodation to or for the benefit of any person;

(ii)	give or allow to remain outstanding any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person; or

(iii)	be or become directly or indirectly or actually or contingently liable for any loss, damage or expense resulting from the non-payment or breach of any obligation of any other person.

(b)	Paragraph (a) above does not apply to:

(i)	any trade credit granted by a member of the Group in the ordinary course of its trading on commercial and arm's length terms; or

(ii)	any indebtedness owing by a member of the Group to another member of the Group or owing by the Borrower to one or more of its shareholders, provided that any indebtedness incurred by the Borrower and owed to one or more of its shareholders or another member of the Group and any claim its shareholders or such other member of the Group may have against the Borrower (other than any claim arising out of or in connection with any convertible bond issued by the Borrower prior to the date of this Agreement) shall have been subordinated to the Secured Obligations pursuant to a Subordination Deed.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.16	Investments

(a)	The Borrower shall not (and the Borrower shall ensure that no member of the Group will) acquire any share, obligation or security of or any other interest in, or make any capital contribution to, any person, or enter into or subsist any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (collectively, the "Investments"), or otherwise hold any Investment.

(b)	Paragraph (a) above does not apply to:

(i)	any Investment made in the ordinary course of business and where the making of such Investment will not have and is not reasonably likely to have a Material Adverse Effect;

(ii)	any Investment (including those of which the completion date falls on a date which is after the date of this Agreement) subsisting as at the date of this Agreement and listed in Schedule 6 (Existing Security) provided that the amount of such Investment does not increase after the date of this Agreement or as required under any of the Finance Documents; or

(iii)	any obligations under the CN Purchase Agreement, the Convertible Note, the Collateral Shares or any other shares held by a member of the Group in the Target.

20.17	Dividends and share redemption

At any time upon or after a Default has occurred, the Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

20.18	Ownership of the Target

The Borrower shall ensure that at all times it:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	beneficially owns directly or indirectly no less than 30% of the shares and ownership interests in the Target and maintains management control in the Target; and

(b)	is the single largest direct or indirect shareholder of the Target.

20.19	Material Contracts

(a)	The Borrower shall perform and observe all of its obligations and agreements contained in the CN Purchase Agreement and the Convertible Note and take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under the CN Purchase Agreement.

(b)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group shall) enter into any contract, subsist or permit to subsist any obligation which might reasonably be expected to have a Material Adverse Effect or result in a breach of any provision of this Agreement.

20.20	Constitutional documents

Except as expressly required in this Agreement, the Borrower shall not (and the Borrower shall ensure that no other member of the Group shall), without the prior written consent of the Facility Agent, amend, vary or waive, its constitutional documents except (i) as required by law, (ii) in connection with any changes to the identity of directors of the Borrower or, as the case may be, such member of the Group, (iii) where such changes are of a minor or administrative nature and do not and could not prejudice or adversely affect any rights, remedies, powers or discretions of any Finance Party under any Finance Document or (iv) where such changes could not reasonably be expected to materially and adversely affect the interests (actual or prospective) of the Lenders and have been approved in writing in advance by the Majority Lenders.

20.21	Collateral Shares

(a)	If the Borrower elects to convert the Convertible Note into any Collateral Shares, the Borrower shall, unless otherwise agreed in writing with the Security Agent, opt for the issuance of any and all Collateral Shares to be in certificated form and instruct and procure the Target to deliver the original share certificate(s) representing the Collateral Shares upon their issuance to the Security Agent in the notice of conversion to be delivered by the Borrower to the Target in accordance with the terms of the Convertible Note.

(b)	If for any reason any Collateral Shares are issued in uncertificated form, the Borrower shall (i) instruct and procure the Target to deposit the Collateral Shares upon their issuance to a securities account maintained (at the option of the Security Agent) in Hong Kong or New York, (ii) ensure that the Collateral Shares are at all times deposited in such securities account maintained (at the option of the Security Agent) in Hong Kong or New York and (iii) ensure that the document(s) evidencing the custodian arrangements of such securities account between the Borrower and the account bank in which such securities account is maintained is at all times (at the option of the Security Agent) governed by the laws of Hong Kong or the laws of the State of New York.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.22	Interest Reserve Account

(a)	The Borrower shall establish and maintain the Interest Reserve Account and ensure that an amount equal to an amount that is not less than the aggregate amount of the interest due and payable on the next Interest Payment Date multiplied by two is maintained in the Interest Reserve Account at all times from and including the Initial Utilisation Date to and including the date of repayment or prepayment of each Loan in full together with accrued interest and all other amounts outstanding under the Finance Documents.

(b)	The Borrower shall apply the amount standing to the credit of the Interest Reserve Account towards the payment of interest hereunder due and payable on an Interest Payment Date and not for any other purpose (unless the Facility Agent otherwise agrees).

20.23	Dividend Collection Account

(a)	The Borrower shall establish and maintain the Dividend Collection Account and deposit into the Dividend Collection Account (and cause the Target to pay directly into the Dividend Collection Account) any cash dividends and other cash distributions declared and/or made to it in respect of the Collateral Shares.

(b)	The Borrower shall apply the amount standing to the credit of the Dividend Collection Account towards the discharge of outstanding amounts under the Finance Documents and not for any other purpose (unless the Facility Agent otherwise agrees).

20.24	Non-Cash Dividend

The Borrower shall promptly upon any issuance of any share, equity interest or other security as dividends or any other dividend distributed in kind (other than cash) (each an "Equity Interest") in respect of the Collateral Shares notify the Facility Agent and the Security Agent of such issuance and procure the delivery to the Security Agent of:

(a)	all certificates and other documents of title representing such Equity Interest;

(b)	undated share transfer forms or other appropriate instruments of transfer in respect of such Equity Interest executed in blank by or on behalf of the Borrower, substantially in the form set out in the HK Share Charge or in such form as the Security Agent shall request acting reasonably; and

(c)	any other documents as required pursuant to the HK Share Charge in respect of such Equity Interest.

20.25	CN Payment Account

(a)	The Borrower shall establish and maintain the CN Payment Account and deposit into the CN Payment Account (and cause the Target to pay directly into the CN Payment Account) any payments, distributions or any other amounts paid by the Target to the Borrower in respect of the Convertible Note (including without limitation any coupon payment and any principal payment in accordance with the terms of the Convertible Note).

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The Borrower shall apply the amount standing to the credit of CN Payment Account towards the discharge of outstanding amounts under the Finance Documents and not for any other purpose (unless the Facility Agent otherwise agrees).

20.26	Capital Expenditure

The Borrower shall ensure that any and all amounts borrowed by it under the Facility to be injected into any member of the Group established in the PRC shall be made for the purposes of Capital Expenditure in accordance with Clause 3.1(b) and in the form of shareholder loan(s) from the Borrower to such member of the Group.

20.27	Conditions subsequent

(a)	The Borrower shall, promptly after delivery by the Facility Agent to the Borrower of evidence that an amount equal to the CN Purchase Drawn Amount has been remitted to the Target Bank Account in accordance with the Utilisation Request in respect of the first Loan on the Initial Utilisation Date, deliver to the Facility Agent:

(i)	a copy of the register of the Target maintained for registration or transfer of the Convertible Note, certified by a director of the Target, specifying that the Borrower is duly registered as the holder of the Convertible Note with a total notional amount equal to the CN Total Notional Amount;

(ii)	a copy of the receipt confirmation issued by the Target confirming receipt of the payment of the total consideration for the Convertible Note pursuant to the CN Purchase Agreement; and

(iii)	a copy of the Convertible Note signed by the Target in the form delivered to the Facility Agent in accordance with paragraph 4(c) of Schedule 2 (Conditions Precedent).

(b)	The Borrower shall, (in respect of paragraphs (i) to (iv) below) on the Initial Utilisation Date and (in respect of paragraph (v) below) within one Business Day after the Initial Utilisation Date, deliver to the Security Agent:

(i)	the original Convertible Note signed by the Target in the form delivered to the Facility Agent in accordance with paragraph 4(c) of Schedule 2 (Conditions Precedent);

(ii)	an undated note power in respect of the Convertible Note duly executed in blank;

(iii)	a copy of the Registration Rights Agreement duly executed by the parties thereto in the form delivered to the Facility Agent in accordance with paragraph 4(b) of Schedule 2 (Conditions Precedent);

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	an updated and completed Schedule 1 to the NY Pledge Agreement specifying the details of the Convertible Note; and

(v)	a copy of the Uniform Commercial Code financing statement filed with the Recorder of Deeds in Washington D.C.

(c)	The Borrower shall, on the date on which the Convertible Note (or any portion thereof) is converted into any of the Collateral Shares in accordance with the terms of the Convertible Note, notify the Facility Agent and the Security Agent of such conversion and deliver to the Security Agent:

(i)	promptly all of the documents and evidence required to be delivered in respect of such Collateral Shares pursuant to the terms of the HK Share Charge, in each case by the time required under the HK Share Charge;

(ii)	(in respect of any Collateral Shares which are uncertificated) promptly and within five Business Days after the date of such conversion either (i) a written agreement or other authenticated record duly executed by, among others, the Borrower, the Security Agent and the securities intermediary through which the uncertificated Collateral Shares are held, in form and substance satisfactory to the Security Agent, pursuant to which such securities intermediary shall, among other things, agree to comply with entitlement orders or other instructions from the Security Agent to such securities intermediary as to the uncertificated Collateral Shares, in each case without further consent of the Borrower or such nominee or (ii) evidence that the Security Agent has become the entitlement holder with respect to the uncertificated Collateral Shares, with the Borrower being permitted, only with the consent of the Security Agent, to exercise rights to withdraw or otherwise deal with the uncertificated Collateral Shares, in each case as required under the NY Pledge Agreement; and

(iii)	such other documents and evidence which the Facility Agent or the Security Agent may reasonably require in respect of such Collateral Shares.

(d)	Without prejudice to paragraph (c) above, the Borrower shall, on the date on which the Convertible Note is partially converted into any Collateral Shares in accordance with the terms of the Convertible Note, notify the Facility Agent and the Security Agent of such partial conversion and instruct the Target to deliver to the Security Agent:

(i)	within six Business Days after the date of such partial conversion, the original Convertible Note representing the portion of the Convertible Note which has not been converted into any of the Collateral Shares; and

(ii)	such other documents and evidence which the Facility Agent or the Security Agent may reasonably require in respect of such Collateral Shares.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.	Events of Default

Each of the events or circumstances set out in the following sub-clauses of this Clause 21 (other than Clause 21.17 (Acceleration)) is an Event of Default.

21.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within five Business Days of its due date.

21.2	Financial covenants

Any requirement of Clause 19 (Financial covenants) is not satisfied.

21.3	Other obligations

(a)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within seven Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$5,000,000 (or its equivalent in any other currency or currencies).

21.6	Insolvency

(a)	A member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group.

21.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group (other than the Borrower);

(b)	a composition or arrangement with any creditor of any member of the Group, or an assignment for the benefit of creditors generally of any member of the Group or a class of such creditors;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group (other than the Borrower)), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Clause 21.7(a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

21.8	[***] Negotiations

The [***] are not concluded by 30 November 2012.

21.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of US$1,000,000 (or its equivalent in another currency or currencies) and is not discharged within 14 days.

21.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by any or all of the Security Documents is not or ceases to be effective, or does not or ceases to have the priority which it is expressed to have.

(b)	Any obligation or obligations of the Borrower under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

21.11	Expropriation

The authority or ability of:

(a)	any Material Subsidiary; or

(b)	any two or more members of the Group:

(i)	whose gross assets (calculated on a consolidated basis if such member of the Group has any Subsidiaries) comprise, in aggregate, 10 per cent. or more of the Consolidated Total Assets (as defined in Clause 19.1 (Financial definitions)) of the Group; or

(ii)	whose earnings before interest, Taxes, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA (as defined in Clause 19.1 (Financial definitions)) (but on an unconsolidated basis if that Subsidiary does not have a Subsidiary)) comprise, in aggregate, 10 per cent. or more of Consolidated EBITDA, to conduct its (or, as the case may be, their) business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to such Material Subsidiary or (as the case may be) such members of the Group or any of its or (as the case may be) their assets.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.12	Repudiation and rescission of agreements

(a)	The Borrower (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)	Any party to the CN Purchase Agreement or the Convertible Note rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

21.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets (or against the directors of any member of the Group) which has or is reasonably likely to have a Material Adverse Effect.

21.14	Cessation of business

The Borrower suspends or ceases to carry on all or a material part of its business or of the business of the Group taken as a whole.

21.15	Delisting or suspension of trading

(a)	Any de-listing of the shares of the Borrower from The Hong Kong Stock Exchange or the Taiwan Depositary Receipts of the Borrower from the Taiwan Stock Exchange or any de-listing of the ordinary shares of the Target from the New York Stock Exchange.

(b)	Any suspension of trading of shares of the Borrower on The Hong Kong Stock Exchange or Taiwan Depositary Receipts of the Borrower on the Taiwan Stock Exchange or any suspension of trading of ordinary shares of the Target on the New York Stock Exchange, provided that no Event of Default under this paragraph will occur if:

(i)	the Majority Lenders determine (in their sole and absolute discretion) that such suspension arises as a result of a positive corporate event or positive corporate events relating to the Borrower or the Target (as the case may be) and is not likely to be materially prejudicial to the Borrower, the Target and/or to the interests of the Finance Parties under the Finance Documents; or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	such suspension on The Hong Kong Stock Exchange does not continue for a period of more than [***] consecutive Hong Kong Trading Days (or such longer period as agreed by the Majority Lenders), on the Taiwan Stock Exchange does not continue for a period of more than [***] consecutive Taiwan Trading Days (or such longer period as agreed by the Majority Lenders) or on the New York Stock Exchange does not continue for a period of more than [***] consecutive New York Trading Days (or such longer period as agreed by the Majority Lenders).

21.16	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

21.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any Lenders in any Loans then outstanding:

(i)	cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)	cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 8

CHANGES TO PARTIES

22.	Changes to the Parties

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

22.2	Conditions of assignment or transfer

(a)	A transfer will be effective only if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(b)	An assignment will be effective only if the procedure and conditions set out in Clause 22.6 (Procedure for assignment) are complied with.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$2,000.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of the Borrower, any member of the Group, or any Affiliate of any of the foregoing;

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, members of the Group and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Borrower, members of the Group and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent and the Security Agent execute an otherwise duly completed Transfer Certificate delivered to them by the Existing Lender and the New Lender. The Facility Agent and the Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by them of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent and the Security Agent shall not be obliged to execute a Transfer Certificate delivered to them by the Existing Lender and the New Lender unless they are satisfied that they have completed all "know your customer" and other similar procedures that they are required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)	the Facility Agent, the Security Agent, the Arranger, the Coordinator, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger, the Coordinator and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

(d)	The procedure set out in this Clause 22.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (b) below when the Facility Agent and the Security Agent execute an otherwise duly completed Assignment Agreement delivered to them by the Existing Lender and the New Lender. The Facility Agent and the Security Agent shall, subject to paragraph (d)(ii) below, as soon as reasonably practicable after receipt by them of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the "Relevant Obligations") and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(c)	Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in paragraph (d) below.

(d)	An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)	receipt by the Facility Agent and the Security Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent and the Security Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Facility Agent and the Security Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent and the Security Agent shall promptly notify to the Existing Lender and the New Lender. The Facility Agent and the Security Agent shall not be obliged to execute an Assignment Agreement delivered to them by an Existing Lender and the New Lender or any document delivered to it pursuant to paragraph (c) above unless they are satisfied that they have completed all "know your customer" and other similar procedures that they are required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(e)	The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it and the Security Agent have executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

22.9	Exclusion of Transaction Agents' liability

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that none of the Transaction Agents shall be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

22.10	Assignments and transfers to the Borrower group

A Lender may not assign or transfer to the Borrower or any Affiliate of the Borrower any of such Lender's rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.11	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.12	Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23.	Disclosure of information

Any Finance Party may deliver copies of the Finance Documents and/or disclose any information received by it under or pursuant to any Finance Document or any other information about the Borrower, the Group and the Finance Documents as that Finance Party shall consider appropriate (if, in relation to paragraphs (i)(j)(i), (j)(ii) and (j)(iii) below, the person to whom the copies and/or information are to be delivered or disclosed has entered into a Confidentiality Undertaking) to:

(a)	any of its Affiliates;

(b)	its head office and any other branch;

(c)	any other Finance Party;

(d)	any of its professional advisers and any other person providing services to it (provided that such person is under a duty of confidentiality, contractual or otherwise, to such Finance Party);

(e)	the Borrower;

(f)	any person permitted by the Borrower;

(g)	any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure or in connection with any preservation or enforcement of any right or remedy under any Finance Document or any Transaction Security;

(h)	any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or the rules or requirements of any applicable securities exchange or regulatory or authority, provided that, if permitted to do so, that Finance Party shall consult with the Borrower before delivering and/or disclosing the information about the Borrower, the Group or the Finance Documents to such person;

(i)	any rating agency, insurer or insurance broker of, or any direct or indirect provider of credit protection to, such Finance Party (or any of its Affiliates, head office or other branch); and

(j)	any other person:

(i)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(ii)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facility, this Agreement, the Borrower or any member of the Group; or

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)	appointed by any Finance Party or by a person to whom paragraph (j)(i) or (j)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 24.22 (Relationship with the Lenders)).

This Clause supersedes any previous agreement relating to the confidentiality of such information.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 9

THE FINANCE PARTIES

24.	Role of the Administrative Parties

24.1	Appointment of the Facility Agent

(a)	Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the other Finance Parties authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Appointment of the Security Agent

(a)	Each of the other Finance Parties appoints the Security Agent to act as its security agent and trustee under and in connection with the Finance Documents.

(b)	The Security Agent declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement.

(c)	Each of the other Finance Parties authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.3	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a party to any Finance Document the original or a copy of any document which is delivered to the Facility Agent for that party by any other party to any Finance Document.

(b)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any party to any Finance Document.

(d)	If the Facility Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under a Finance Document it shall promptly notify the other Finance Parties.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature. The Facility Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

24.4	Duties of the Security Agent

(a)	The Security Agent shall promptly inform the Facility Agent of the contents of any notice or document or payment received by it (in its capacity as security agent and/or trustee for the Finance Parties) from the Borrower under any Finance Document.

(b)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to the Facility Agent.

(c)	If the Security Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

(d)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature. The Security Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

24.5	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.6	Role of the Coordinator

Except as specifically provided in the Finance Documents, the Coordinator has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.7	No fiduciary duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person (except, in the case of the Security Agent, to the extent expressly provided in Clause 24.2 (Appointment of the Security Agent)).

(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.8	Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any member of the Group or any Affiliate of any of the foregoing.

24.9	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)	any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders or the applicable Lenders has not been exercised.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel, agents and affiliates. The Facility Agent shall not be liable for the acts or omissions of any such agents provided that it has acted in good faith in the selection of such agents.

(e)	The Facility Agent may disclose to any other party to any Finance Document any information it reasonably believes it has received as agent under any Finance Document.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.10	Majority Lenders' instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Unless a contrary indication appears in a Finance Document, any such instructions so given by the Majority Lenders will be binding on all of the Finance Parties.

(c)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the applicable Lenders) or under paragraph (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the applicable Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document, provided that (i) nothing herein shall prejudice the ability of the Facility Agent to bring, defend or conduct any proceedings in its capacity as Facility Agent (in the name of the Facility Agent) and (ii) this paragraph (e) shall not apply to any legal or arbitral proceedings relating to the perfection, preservation or protection of rights under any Security Document or the enforcement of any Security Document.

24.11	Rights and discretions of the Security Agent

(a)	The Security Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)	any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Security Agent may assume (unless it has received notice to the contrary from the Facility Agent) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders or the applicable Lenders has not been exercised; and

(iii)	(if it receives any instructions or directions from the Facility Agent to take any action in relation to any Transaction Security) all applicable conditions under the Finance Documents for taking that action have been satisfied.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Security Agent may act in relation to the Finance Documents through its personnel, agents and affiliates. The Security Agent shall not be liable for the acts or omissions of any such agents provided that it has acted in good faith in the selection of such agents.

(e)	The Security Agent may disclose to any other party to any Finance Document any information it reasonably believes it has received as security agent and/or trustee under any Finance Document.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.12	Facility Agent's instructions to the Security Agent

(a)	The Security Agent shall, unless a contrary indication appears in a Finance Document, exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Facility Agent (or, if so instructed by the Facility Agent, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and shall be entitled to assume that (i) any instructions received by it from the Facility Agent are duly given by or on behalf of the Finance Parties in accordance with the terms of the Finance Documents and (ii) (unless it has received actual notice of revocation) any instructions or directions given by the Facility Agent have not been revoked. The Security Agent shall not be obliged to act in accordance with the instructions given by any or all of the Finance Parties (other than the Facility Agent).

(b)	The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)	The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any or all of the other Finance Parties.

(d)	The Security Agent may refrain from acting in accordance with the instructions of the Facility Agent until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with such instructions.

(e)	In the absence of instructions from the Facility Agent, the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's prior written consent) in any legal or arbitration proceedings relating to any Finance Document, provided that (i) nothing herein shall prejudice the ability of the Security Agent to bring, defend or conduct any proceedings in its capacity as Security Agent (in the name of the Security Agent) and (ii) this paragraph (f) shall not apply to any legal or arbitral proceedings relating to the perfection, preservation or protection of rights under any Security Document or the enforcement of any Security Document.

24.13	Responsibility for documentation

No Administrative Party:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person given in or in connection with any Finance Document;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or any Transaction Security; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.14	Exclusion of liability

(a)	Without limiting paragraph (b) below, a Transaction Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any cost, loss or liability incurred by any Party as a consequence of:

(i)	such Transaction Agent having taken or having omitted to take any action under or in connection with any Finance Document or any Transaction Security, unless directly caused by such Transaction Agent's gross negligence or wilful misconduct; or

(ii)	any delay (or any related consequences) in crediting an account with an amount required under any of the Finance Documents to be paid by such Transaction Agent if such Transaction Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Transaction Agent for that purpose.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	No Party (other than a Transaction Agent) may take any proceedings against any officer, employee or agent of such Transaction Agent in respect of any claim it might have against such Transaction Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of such Transaction Agent may rely on this Clause.

(c)	Neither Transaction Agent shall be responsible for making, or have any duty to make, any investigation in respect of or in any way be liable whatsoever for:

(i)	the nature, status, creditworthiness or solvency of the Borrower, any member of the Group or any other person;

(ii)	the execution, legality, validity, adequacy (including without limitation adequacy of security, if any, relating to), admissibility in evidence or enforceability of any Finance Document or any other document entered into in connection therewith;

(iii)	the title, ownership, value, sufficiency or existence of any Charged Property;

(iv)	the registration, filing, protection or perfection of any Security Document or the priority of any Transaction Security;

(v)	the scope, adequacy, accuracy or completeness of any representations, warranties or statements made by or on behalf of, or any information (whether oral or written) supplied by or on behalf of, the Borrower, any member of the Group, or any other person under or in connection with any Finance Document or any document entered into in connection therewith;

(vi)	the performance or observance by the Borrower or any other person with any provisions of any Finance Document or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or any waiver or consent which has at any time been granted in relation to any of the foregoing;

(vii)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Finance Document;

(viii)	the title of the Borrower to any Charged Property;

(ix)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of any Finance Document and any documents connected therewith, and/or compliance of any such provisions, contents, manner and/or formalities with any applicable laws or regulations;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(x)	the failure by the Borrower to obtain or comply with any Authorisation or other authority in connection with the origination, sale or purchase of any of the Charged Property or the failure to effect or procure registration of or to give notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any Transaction Security or other documents entered into in connection therewith;

(xi)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Finance Documents or any other document;

(xii)	any accounts subject to any Transaction Security or any other accounts, books, records or files maintained by the Borrower, or any other person in respect of any of the Charged Property; or

(xiii)	any other matter or thing relating to or in any way connected with any Transaction Security or any document entered into in connection therewith whether or not similar to the foregoing.

(d)	Neither Transaction Agent shall be responsible for any loss or damage, or any failure or delay in the performance of its obligations under any Finance Document if it is prevented from so performing its obligations by any reason which is beyond the control of such Transaction Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure or any money transmission system or any event where, in the reasonable opinion of such Transaction Agent, performance of any duty or obligation under or pursuant to any Finance Document would or may be illegal or would result in such Transaction Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which such Transaction Agent is subject.

(e)	Notwithstanding any other term or provision of this Agreement to the contrary, no Transaction Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if such Transaction Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. For the avoidance of doubt, the provisions of this Clause 24 shall survive any termination or expiry of this Agreement or any resignation or removal of any Transaction Agent.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	Nothing in this Agreement shall oblige any Administrative Party to conduct any "know your customer" or other procedures in relation to any person on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures it is required to conduct and that it shall not rely on any statement in relation to such procedures made by any Administrative Party.

24.15	Additional protection for the Security Agent in relation to Transaction Security

(a)	The Security Agent may accept without investigation, requisition or objection such right and title as the Borrower may have to any of the Charged Property and the other Security created in favour of the Security Agent (as agent and/or trustee for the other Finance Parties) by any Security Document and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Borrower to all or any of the Charged Property whether such defect or failure was known to the Security Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not, and shall not be liable for or bound to require the Borrower to remedy any defect in its right or title to any Charged Property.

(b)	The Security Agent shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring any Transaction Security including (without prejudice to the generality of the foregoing) (i) any failure, omission or defect in registering or filing or procuring registration or filing of, or otherwise protecting or perfecting any Transaction Security or the priority thereof or the right or title of any person in or to the assets comprised in any Transaction Security by registering under any applicable registration laws in any applicable territory any notice or other entry prescribed by or pursuant to the provisions of any such laws and (ii) any failure or omission to require any further assurances in relation to any Transaction Security.

(c)	The Security Agent shall not be responsible for any unsuitability, inadequacy or unfitness of any Charged Property as security for any or all of the obligations under any or all of the Finance Documents and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of any Charged Property as security for any or all of the obligations under any or all of the Finance Documents.

(d)	The Security Agent shall not be responsible for investigating, monitoring or supervising the observance or performance by any person in respect of any Charged Property or otherwise.

(e)	The Security Agent shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability (including, without limitation, in respect of Taxes) or any Indirect Taxes charged or chargeable in respect thereof ("Security Agency Liability") occasioned to any Transaction Security however caused, whether by an act or omission of the Borrower or any other person (including, without limitation, any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Finance Documents or otherwise and irrespective of whether any Transaction Security is held by or to the order of any of such persons, unless such Security Agency Liability has been finally judicially determined to have resulted from the fraud, wilful default or gross negligence of the Security Agent.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)	Without prejudice to the obligations of the Borrower relating to insurance under the Finance Documents, the Security Agent shall not be under any obligation to insure any of the Transaction Security or any deeds or documents of title or other evidence in respect of any Transaction Security or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any Security Agency Liability which may be suffered as a result of the lack of or inadequacy of any such insurance.

(g)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the applicable insurers of any material fact relating to the risk assumed by the applicable insurers or any other information of any kind, unless the Facility Agent has requested it to do so in writing and the Security Agent has failed to do so within fourteen days after receipt of that request.

(h)	The Security Agent shall not be responsible for any Security Agency Liability occasioned by the operation (whether by the Borrower or otherwise) of any account subject to any Transaction Security whether by depreciation in value or by fluctuation in exchange rates or otherwise unless such Security Agency Liability is attributable to the operation of such account by the Security Agent after the enforcement of Transaction Security over such account and has been finally judicially determined to have been occasioned by the fraud, wilful misconduct or gross negligence of the Security Agent.

(i)	The Security Agent shall not be liable for any decline in the value nor any loss realised upon any sale or other disposition of any of the Charged Property made pursuant to any Finance Document.

(j)	The Security Agent shall have no responsibility whatsoever to the Borrower or any other Finance Party as regards any deficiency which might arise because the Security Agent is subject to any Tax in respect of all or any of the Charged Property, the income therefrom or the proceeds thereof.

(k)	The Security Agent shall not be obliged (whether or not directed by the Finance Parties) to perfect the legal title to any Transaction Security in its name or any of the related collateral security if, in its opinion, such perfection would or might result in the Security Agent becoming liable to or incurring any obligation to the Borrower under any Transaction Security or any of the related collateral security and/or in its opinion, there is or would be insufficient cash to discharge, in accordance with the provisions of the Finance Documents, such liabilities or obligations as and when they arise.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(l)	The Security Agent shall not, nor shall any receiver appointed pursuant to any Finance Document or any attorney or agent of the Security Agent by reason of taking possession of the whole or any part of the Charged Property or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever, be liable to account for anything except actual receipts or be liable for any loss or damage arising from the realisation of the whole or any part of the Charged Property or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Borrower or any other person or in which the Borrower or any other person has an interest, from any act, default or omission in relation to all or any of the Charged Property or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Borrower or any other person or in which the Borrower or any other person has an interest or from any act, default or omission in relation to the whole or any part of the Charged Property or from any exercise or non-exercise by it of any right, remedy or power conferred upon it in relation to the whole or any part of the Charged Property or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Borrower or any other person or in which the Borrower or any other person has an interest, by or pursuant to any Finance Document or otherwise, unless such loss or damage is finally judicially determined to have been caused by its fraud, wilful default or gross negligence.

(m)	The Security Agent shall not be liable for any failure to:

(i)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Charged Property;

(ii)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(iii)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(iv)	take, or to require the Borrower to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(v)	require any further assurances in relation to any of the Security Documents.

(n)	The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.16	No Independent Power

The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

24.17	Releases

Upon a disposal of any asset (forming part of the Charged Property):

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent; or

(b)	where such disposal is permitted under the Finance Documents (and such asset is not required to be made subject to Transaction Security following such disposal in accordance with the Finance Documents), the Security Agent shall (at the cost of the Borrower) release that asset from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim (pursuant to any Security Document) over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

24.18	Winding up of Trust

If the Security Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any or all of the Security Documents have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents.

24.19	Lenders' indemnity to the Transaction Agents

(a)	Each Lender shall, in accordance with paragraph (b) below, indemnify each of the Transaction Agents, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by such Transaction Agent (otherwise than by reason of such Transaction Agent's gross negligence or wilful misconduct) in acting as a Transaction Agent under the Finance Documents (unless such Transaction Agent has been reimbursed by the Borrower pursuant to a Finance Document in respect of the same cost, loss or liability).

(b)	The proportion of such cost, loss or liability to be borne by each Lender shall be:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	if any Loan is then outstanding, the proportion borne by (A) the sum of its participation(s) in the Loan(s) then outstanding to (B) the aggregate amount of such Loan(s), or

(ii)	if there is no Loan then outstanding and the Available Facility is then greater than zero, the proportion borne by (A) its Available Commitment to (B) the Available Facility, or

(iii)	if there is no Loan then outstanding and the Available Facility is then zero;

(1)	if the Available Facility became zero after a Loan ceased to be outstanding, the proportion borne by (A) its Available Commitment to (B) the Available Facility immediately before the Available Facility became zero, or

(2)	if a Loan ceased to be outstanding after the Available Facility became zero, the proportion borne by (A) the sum of its participation(s) in the Loan(s) outstanding immediately before the Loan ceased to be outstanding to (B) the aggregate amount of the Loan(s).

24.20	Resignation of the Transaction Agents

(a)	A Transaction Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively a Transaction Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Transaction Agent.

(c)	If the Majority Lenders have not appointed a successor Transaction Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Transaction Agent (after consultation with the Borrower) may appoint a successor Transaction Agent (acting through an office in Hong Kong).

(d)	The retiring Transaction Agent shall make available to the successor Transaction Agent such documents and records and provide such assistance as the successor Transaction Agent may reasonably request for the purposes of performing its functions as Transaction Agent under the Finance Documents.

(e)	A Transaction Agent's resignation notice shall take effect only upon the appointment of a successor to such Transaction Agent and (ii) (in the case of the Security Agent) the assignment or transfer of all of the Transaction Security held by the retiring Security Agent to that successor.

(f)	Upon the appointment of a successor Transaction Agent, the retiring Transaction Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24 (and any agency fees for the account of such retiring Transaction Agent shall cease to accrue from such date and shall instead accrue in favour of such successor Transaction Agent). Its successor Transaction Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Transaction Agent had been an original Party as such Transaction Agent.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)	After consultation with the Borrower, the Majority Lenders may, by notice to the Transaction Agent, require it to resign in accordance with paragraph (b) above. In this event, the Transaction Agent shall resign in accordance with paragraph (b) above.

(h)	Clauses 15 (Other indemnities) and 16 (Costs and expenses) shall survive and remain in full force and effect in favour of any Transaction Agent notwithstanding the resignation or replacement of such Transaction Agent.

24.21	Confidentiality

(a)	In acting as agent and/or (in the case of the Security Agent) trustee for the Finance Parties, each Transaction Agent shall be regarded as acting through its agency division which shall be treated as a separate legal person from any other of its branches, divisions or departments.

(b)	If information is received by another branch, division or department of the legal person which is a Transaction Agent, it may be treated as confidential to that branch, division or department and such Transaction Agent shall not be deemed to have notice of it.

(c)	A Transaction Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.22	Relationship with the Lenders

(a)	Subject to Clause 26.2 (Distributions by the Transaction Agent), each Transaction Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to a Transaction Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.4 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a)(ii) of Clause 28.4 (Electronic communication) and such Transaction Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	Each Finance Party shall provide each Transaction Agent with such information that such Transaction Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable such Transaction Agent to perform its functions as Transaction Agent.

24.23	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower, members of the Group and their respective Affiliates;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Security and/or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party to any Finance Document or any of its respective assets under or in connection with any Finance Document or any Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Transaction Security;

(d)	the adequacy, accuracy and/or completeness of the information provided by any Transaction Agent, any party to any Finance Document or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of the Charged Property or any part thereof, the priority of any Transaction Security or the existence of any Security affecting any Charged Property or any part thereof.

24.24	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.25	Deduction from amounts payable by the Transaction Agents

If any Party owes an amount to any Transaction Agent under any of the Finance Documents, any Transaction Agent may, after giving notice to such Party, deduct an amount not exceeding that amount from any payment to such Party which such Transaction Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of that amount owed by such Party to such Transaction Agent. For the purposes of the Finance Documents such Party shall be regarded as having received any amount so deducted.

24.26	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 15.3 (Indemnity to the Facility Agent and the Security Agent), Clause 16 (Costs and expenses) and Clause 24.19 (Lenders' indemnity to the Transaction Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

24.27	Money laundering

Unless mandatorily required by applicable laws or regulations to which a Transaction Agent is subject, that Transaction Agent shall not be responsible to any Party for providing any certification or documents with respect to any information (except for any information in respect of itself) required for any anti-money laundering due diligence purpose. Such certificates and related documents shall be provided directly by the Borrower provided that the request for such information may be made through the Facility Agent.

24.28	Perpetuity period

The perpetuity period (if applicable) for the trusts constituted under the Finance Documents shall be 80 years from the date of this Agreement.

24.29	Delegation

(a)	The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.30	Additional security trustees

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate security trustee or as a co-security trustee jointly with it (i) if it considers that appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Facility Agent of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

24.31	Liability

None of the Finance Parties or their respective Affiliates, officers, directors or agents shall have any liability to the Borrower or any of its Subsidiaries or be responsible to the Borrower or any of its Subsidiaries for (whether under contract, tort, any other theory of liability or otherwise) any special, indirect, consequential or punitive losses or damages incurred or suffered by the Borrower or any of its Subsidiaries under or in connection with any Finance Document or any transaction contemplated thereby, whether or not such Finance Party shall have been advised of the likelihood of such loss or damage, unless such loss or damage has been finally judicially determined to have primarily resulted from the wilful default or gross negligence of such Finance Party or, as the case may be, such Affiliate, officer, director or agent; and the Borrower hereby waives, releases and agrees not to sue upon (for itself and on behalf of each of its Subsidiaries) any claim for any such loss or damage, whether or not accrued and whether or not known or suspected to exist in its favour unless such loss or damage has been finally judicially determined to have primarily resulted from the wilful default or gross negligence of such Finance Party or, as the case may be, such Affiliate, officer, director or agent. Such Affiliates, officers, directors and agents may rely on this Clause 24.31.

25.	Sharing among the Finance Parties

25.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers (whether by set-off or otherwise) any amount from the Borrower, other than in accordance with Clause 26 (Payment mechanics) (such amount being a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 26.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

25.3	Recovering Finance Party's rights

(a)	On a distribution by the Facility Agent under Clause 25.2 (Redistribution of payments), as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25.5	Exceptions

(a)	This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 10

ADMINISTRATION

26.	Payment mechanics

26.1	Payments to the Facility Agent

(a)	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

(c)	A Transaction Agent shall not be liable to account for interest on money paid to it by or recovered from the Borrower. Monies held by a Transaction Agent need not be segregated except as required by law.

26.2	Distributions by the Transaction Agents

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower), Clause 26.4 (Clawback), Clause 26.5 (Partial payments) and Clause 24.25 (Deduction from amounts payable by the Transaction Agents), be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

(b)	If the Security Agent receives or recovers any amount under or in connection with any Finance Document, it shall promptly notify the Facility Agent, and the Facility Agent shall instruct the Security Agent to make available such amount, subject to Clause 26.3 (Distributions to the Borrower), Clause 26.4 (Clawback), Clause 26.5 (Partial payments) and Clause 24.25 (Deduction from amounts payable by the Transaction Agents), as soon as practicable after receipt or recovery to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of the currency of such payment. The Security Agent shall be entitled to rely on any instructions of the Facility Agent in making any distribution or effecting any payment under any Finance Document.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	The Facility Agent shall distribute payments received or recovered by it (and shall instruct the Security Agent to distribute payments received or recovered by the Security Agent) in relation to all or any part of a Loan to the applicable Lender(s) indicated in the records of the Facility Agent as being so entitled on that applicable date, provided that the Facility Agent is authorised to distribute (and/or instruct the Security Agent to distribute) payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 22 (Changes to the Parties) to the applicable Lender(s) so entitled immediately before such assignment or transfer took place regardless of the period to which such payments relate.

(d)	Neither Transaction Agent is under any obligation to make payment to any Finance Party on account of any amount owing by the Borrower to such Finance Party in the same currency as that in which such latter-mentioned amount is denominated.

26.3	Distributions to the Borrower

A Transaction Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under any or all of the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback

(a)	Where a sum is to be paid to a Transaction Agent under the Finance Documents for another Party, that Transaction Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	To the extent that a Transaction Agent pays an amount to another Party and it proves to be the case that such Transaction Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Transaction Agent shall on demand refund the same to such Transaction Agent together with interest on that amount from the date of payment to the date of receipt by such Transaction Agent, calculated by such Transaction Agent to reflect its cost of funds.

26.5	Partial payments

(a)	If any Transaction Agent receives or recovers an amount from or in respect of the Borrower under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by the Borrower under the Finance Documents and/or (in the case of any receipt or recovery under any Security Document) all the amounts then due and payable by the Borrower under any or all of the Finance Documents, then (subject to, in the case of any receipt or recovery under any Security Document, the provisions of such Security Document) such amount shall be applied (or, in the case of any receipt or recovery by the Security Agent, the Facility Agent shall instruct the Security Agent to apply such amount) towards the obligations of the Borrower to the Finance Parties under the Finance Documents and/or (in the case of any receipt or recovery under any Security Document) any and all amounts then due and payable by the Borrower to any or all of the Finance Parties under the Finance Documents in the following order:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	first, in or towards payment pro rata of any costs, charges, losses, liabilities and/or expenses incurred by the Security Agent and/or any receiver(s) in connection with the exercise or enforcement of any Transaction Security and/or rights and/or remedies under any Security Document giving rise to the receipt or recovery of such amount;

(ii)	secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of any Administrative Party under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (a)(ii) above) or commission due to any or all of the Finance Parties but unpaid under the Finance Documents;

(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(iii) to (v) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7	Business Days

(a)	Save as otherwise expressly provided for in this Agreement or in any other Finance Document, any payment which is due to be made under a Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8	Currency of account

(a)	Subject to paragraphs (b) to (d) below, dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable was denominated when such interest accrued.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(d)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

26.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in this Agreement to, and any obligations arising under this Agreement in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

26.10	Investment of Proceeds

Prior to the application of the proceeds of any Transaction Security in accordance with Clause 26.2 (Distributions by the Transaction Agents) and/or Clause 26.5 (Partial payments), the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or the Facility Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (any interest accruing on the balance of such account(s) being credited to such account(s)) pending the application from time to time of those proceeds at the Security Agent's discretion in accordance with the provisions of this Clause 26.

26.11	Currency Conversion

(a)	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the applicable Secured Obligations are due with such moneys received or recovered.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The obligations of the Borrower to pay or discharge any Secured Obligations in the due currency shall only be satisfied to the extent of the amount in the due currency so purchased (after deducting the costs of conversion) and actually applied towards the discharge of the applicable Secured Obligations.

26.12	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

26.13	Sums received by the Borrower

If the Borrower receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause 26.

27.	Set-off

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	Notices

28.1	Communications in writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of a Transaction Agent, that identified with its name below,

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to a Transaction Agent under or in connection with any Finance Document will be effective only when actually received by that Transaction Agent and then only if it is expressly marked for the attention of the department or officer identified with that Transaction Agent's signature below (or any substitute department or officer as that Transaction Agent shall specify for this purpose).

(c)	All notices from or to the Borrower under or in connection with any Finance Document shall be sent through the Facility Agent.

(d)	All notices from the Security Lender to any Lender or from any Lender to the Security Agent under or in connection with any Finance Document shall be sent through the Facility Agent.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Any electronic communication made between those two Parties under or in connection with a Finance Document will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	Calculations and certificates

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

30.	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.	Amendments and waivers

32.1	Required consents

(a)	Subject to Clause 32.2 (Exceptions) any term of the Finance Documents may be amended or waived only in writing and with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

32.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;

(iv)	an increase in, or any change in the currency of, any Commitment;

(v)	an extension of the period of availability for utilisation of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties' rights and obligations), Clause 22 (Changes to the Parties) or this Clause 32; or

(viii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)	the Charged Property; or

(2)	the manner in which the proceeds of enforcement of any Transaction Security are distributed

(except for any release required under Clause 24.17 (Releases) or, in the case of the Charged Property, any release in accordance with the terms of the Security Document(s) governing the Transaction Security over such Charged Property), shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of any Administrative Party may not be effected without the consent of such Administrative Party.

33.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECTION 11
GOVERNING LAW AND ENFORCEMENT

34.	Governing law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

35.	Enforcement

35.1	Jurisdiction of Hong Kong courts

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to any non-contractual obligation arising from or in connection with this Agreement and any dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 35.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

35.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower irrevocably agrees that any service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document by delivery or posting to 48/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong (or such other address in Hong Kong as may be notified in writing by the Borrower to the Facility Agent from time to time) shall be deemed to be good and effective service for the purpose of proceedings before the Hong Kong courts in connection with any Finance Document, if delivered in person, at the time of delivery or, if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope. For the avoidance of doubt, service by any method set out above will be deemed good and effective irrespective of whether the Borrower is at such address at or any time before or after the time of the applicable delivery or posting of service of process, and irrespective of whether such process served comes to the attention of the Borrower.

35.3	Waiver of immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1
The Original Lenders

Name of Original Lender	Commitment (US$)

Taiwan Cooperative Bank	[***]

Cathay United Bank	[***]

Mega International Commercial Bank Co., Ltd.	[***]

Sunny Bank Ltd.	[***]

Taishin International Bank	[***]

Taichung Commercial Bank	[***]

Deutsche Bank AG, Singapore Branch	[***]

The Bank of East Asia, Limited, Offshore Banking Branch	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2
Conditions Precedent

1.	Borrower

(a)	A copy of the constitutional documents and statutory registers of the Borrower.

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including the Utilisation Request(s)) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate from the Borrower (signed by a director) confirming that borrowing or securing the Total Commitments would not cause any borrowing, security or similar limit binding on it to be exceeded.

(e)	A certificate of a director of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)	A certificate of good standing in respect of the Borrower issued by the Registrar of Companies in the Cayman Islands.

(g)	A certificate of the Borrower (signed by a director) confirming that the Borrower irrevocably agrees that any service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document by delivery or posting to 48/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong (or such other address in Hong Kong as may be notified in writing by the Borrower to the Facility Agent from time to time) shall be deemed to be good and effective service for the purpose of proceedings before the Hong Kong courts in connection with any Finance Document, if delivered in person, at the time of delivery or, if posted, five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope.

2.	Legal opinions

(a)	A legal opinion in relation to Hong Kong law from Clifford Chance, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	A legal opinion as to New York law from Clifford Chance, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement.

(c)	A legal opinion as to Cayman Islands law from Walkers, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Finance Documents

(a)	Each of the Finance Documents duly executed by the parties thereto, except for the Security Documents.

(b)	Each of the following Security Documents, duly executed by the parties thereto:

(i)	the HK Share Charge;

(ii)	the NY Pledge Agreement; and

(iii)	the Assignment of Accounts.

(c)	All documents and evidence required, pursuant to the terms of any of the Security Documents referred to in paragraph (b) above.

(d)	A certified copy of the register of mortgages and charges of the Borrower with particulars of the Security Documents entered therein.

4.	CN Purchase Agreement

(a)	A copy of the CN Purchase Agreement duly executed by the parties thereto.

(b)	A copy of the draft Registration Rights Agreement in form and substance satisfactory to the Security Agent and a certificate of the Borrower (signed by a director) confirming that the form of the Registration Rights Agreement has been agreed between the Borrower and the Target.

(c)	A copy of the draft Convertible Note.

(d)	A copy of the Payment Instruction Letter duly executed by the parties thereto.

(e)	A copy of the supplemental listing application countersigned by the New York Stock Exchange evidencing that the New York Stock Exchange has conditionally approved the listing of the Collateral Shares on the New York Stock Exchange, subject only to official notice of issuance.

(f)	A copy of the written instructions provided by the Target to the Borrower specifying the account details of the Target Bank Account.

(g)	A certificate of the Borrower (signed by a director) confirming that:

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	an amount equal to the CN Total Notional Amount less the CN Purchase Drawn Amount has been remitted in cash by the Borrower to the Target Bank Account for the purchase of the Convertible Note (which, together with the CN Purchase Drawn Amount, constitutes the total consideration for the purchase of the Convertible Note pursuant to the CN Purchase Agreement) and including a written confirmation from the Target that such amount has been received by the Target in the Target Bank Account; and

(ii)	all conditions precedent under the CN Purchase Agreement to be satisfied prior to the Initial Utilisation Date have been or will be satisfied by the Initial Utilisation Date.

5.	Other documents and evidence

(a)	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent and/or the Security Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	The Original Financial Statements.

(c)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) and any other Finance Document have been paid or will be paid by the Initial Utilisation Date.

(d)	Evidence satisfactory to the Facility Agent of completion of all necessary "know your customer" or other similar checks and anti-money laundering requirements by the Finance Parties.

(e)	Evidence that each of the CN Payment Account, the Dividend Collection Account and the Interest Reserve Account has been opened with the Security Agent.

(f)	Evidence that the process agent referred to in any Finance Document has accepted its appointment.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3
Requests

Utilisation Request

From:	Golden Meditech Holdings Limited

To:	[Facility Agent] as Facility Agent

Dated:

Dear Sirs

Facility Agreement dated [ ] between, among others, Golden Meditech Holdings Limited as borrower, Taiwan Cooperative Bank as arranger, Deutsche Bank AG, Offshore Banking Branch as coordinator, Taiwan Cooperative Bank, Ltd., Hong Kong Branch as facility agent and Taiwan Cooperative Bank, Ltd., Hong Kong Branch as security agent (as amended from time to time, the "Facility Agreement")

1.	We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in or construed for the purposes of the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount:	[ ] or, if less, the Available Facility
First Interest Period:	[the date falling 3 Months after the Utilisation Date]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited as follows:

(a)	[US$[ ] to [insert details of the Target Bank Account];]*

(b)	US$[ ] to [account] for [refinancing purposes]/[financing the Capital Expenditure of the Borrower and/or (subject to Clause 20.26 (Capital Expenditure)) the Capital Expenditure of any other member of the Group, US$[ ] of which shall be injected into one or more members of the Group established in the PRC in the form of shareholder loan(s)] **.

5.	This Utilisation Request is irrevocable.

* To be included in the Utilisation Request for the first Loan only.

** To be deleted as appropriate.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Yours faithfully

authorised signatory for

Golden Meditech Holdings Limited

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4
Form of Transfer Certificate

To:	[ ] as Facility Agent and [ ] as Security Agent

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated:

Facility Agreement dated [ ] between, among others, Golden Meditech Holdings Limited as borrower, Taiwan Cooperative Bank as arranger, Deutsche Bank AG, Offshore Banking Branch as coordinator, Taiwan Cooperative Bank, Ltd., Hong Kong Branch as facility agent and Taiwan Cooperative Bank, Ltd., Hong Kong Branch as security agent (as amended from time to time, the "Facility Agreement")

1.	We refer to Clause 22.5 (Procedure for transfer) of the Facility Agreement. This is a Transfer Certificate. Terms used in or construed for the purposes of the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.5 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Facility Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender's Commitment and participations in Loans under the Facility Agreement as specified in the Schedule.

3.	The proposed Transfer Date is [ ].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Facility Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement; and

(b)	that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document and in respect of the Transaction Security.

6.	The New Lender confirms that it is a "New Lender" within the meaning of Clause 22.1 (Assignments and transfers by the Lenders) of the Facility Agreement.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.	The Existing Lender and the New Lender confirm that the New Lender is not the Borrower or an Affiliate of the Borrower, or the consent of each Lender to the transfer contemplated hereby has been obtained.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate is governed by the laws of Hong Kong.

10.	This Transfer Certificate has been entered into by the Existing Lender and the New Lender on the date stated at the beginning of this Transfer Certificate.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE SCHEDULE

Commitment/rights and obligations to be transferred, and other particulars

Commitment/participation(s) in the Loan(s) transferred

Drawn Loan(s) participation(s) amount(s):	[ ]
Available Commitment amount:	[ ]

Administration particulars:

New Lender’s receiving account:	[ ]
Address:	[ ]
Telephone:	[ ]
Facsimile:	[ ]
Attn/Ref:	[ ]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Facility Agent and the Security Agent and the Transfer Date is confirmed as [           ].

[name of Facility Agent] as Facility Agent

By:

Date:

[name of Security Agent] as Security Agent

By:

Date:

Note: It is the New Lender's responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5
Form of Compliance Certificate

To:	[ ] as Facility Agent

From:	[Borrower]

Dated:

Dear Sirs

Facility Agreement dated [ ] between, among others, Golden Meditech Holdings Limited as borrower, Taiwan Cooperative Bank as arranger, Deutsche Bank AG, Offshore Banking Branch as coordinator, Taiwan Cooperative Bank, Ltd., Hong Kong Branch as facility agent and Taiwan Cooperative Bank, Ltd., Hong Kong Branch as security agent (as amended from time to time, the "Facility Agreement")

1.	We refer to the Facility Agreement. This is a Compliance Certificate. Terms used in or construed for the purposes of the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.	We confirm that:

(a)	on the last day of the Relevant Period ending on [ ] Adjusted Consolidated Total Debt was [ ] and Consolidated EBITDA for such Relevant Period was [ ]. Therefore Adjusted Consolidated Total Debt at such time [did/did not] exceed [***] times Consolidated EBITDA for such Relevant Period and the covenant contained in paragraph (a) of Clause 19.2 (Financial condition) [has/has not] been complied with;

(b)	in respect of the Relevant Period ending on [ ] Consolidated EBITDA for the Relevant Period was [ ] and Consolidated Interest Expense for the Relevant Period was [ ]. Therefore Consolidated EBITDA for such Relevant Period was [ ] times Consolidated Interest Expense for such Relevant Period and the covenant contained in paragraph (b) of Clause 19.2 (Financial condition) [has/has not] been complied with; and

(c)	on the last day of the Relevant Period ending on [ ] Consolidated Total Assets was [ ] and Consolidated Total Debt was [ ]. Therefore Consolidated Total Assets at such time was [ ] times Consolidated Total Debt at such time and the covenant contained in paragraph (c) of Clause 19.2 (Financial condition) [has/has not] been complied with.

3.	[We confirm that no Default is continuing.]*

Signed:
	Director of	Director of
	Golden Meditech Holdings Limited	Golden Meditech Holdings Limited

¬	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 6
Existing Security and Investment

Existing Security

Name of member of the Group granting Security or Quasi-Security	Security or Quasi-Security	Total principal amount of indebtedness secured by such Security or to which such Quasi-Security relates

[***]	Land and buildings	RMB [***] ([***] has been utilised as at the date of this Agreement)

Existing Investment

Name of member of the Group holding Investment	Investment	Total principal amount of indebtedness to which such Investment relates

[***]	Various investments held in a bank account with [***]	USD[***] ([***] has been utilised as at the date of this Agreement)

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 7
Timetables

Function	Day/Time

Delivery of a duly completed Utilisation Request (Clause 5.1	10:00 a.m. (Hong Kong time)
(Delivery of a Utilisation Request))	U-3 Business Days

Facility Agent notifies the Lenders of the Loan in accordance with Clause	11:00 a.m. (Hong Kong time)
5.4 (Lenders' participations)	U-2 Business Days

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

Where:

U	=	the Utilisation Date

U – X Business Days	=	the day falling X Business Days prior to U

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

THE BORROWER

GOLDEN MEDITECH HOLDINGS LIMITED

By: /s/ KAM Yuen

Address:	48/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE ARRANGER

TAIWAN COOPERATIVE BANK

By: /s/ Lin, Yen-Mao

Address:	13/F., Dah Sing Financial Centre, 108, Gloucester Road, Wanchai, Hong Kong

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE COORDINATOR

DEUTSCHE BANK AG, OFFSHORE BANKING BRANCH

By:	By:

/s/ Cynthia Chan	/s/ [Illegible Signature]

Address:	10/F, 296 Ren-ai Road Sec. 4, Taipei 106, Taiwan, R.O.C.

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE FACILITY AGENT

TAIWAN COOPERATIVE BANK, LTD., HONG KONG BRANCH

By: :	/s/ Lin, Yen-Mao

Address:	13/F., Dah Sing Financial Centre, 108, Gloucester Road, Wanchai, Hong Kong

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE SECURITY AGENT

TAIWAN COOPERATIVE BANK, LTD., HONG KONG BRANCH

By: : /s/ Lin, Yen-Mao

Address:	13/F., Dah Sing Financial Centre, 108, Gloucester Road, Wanchai, Hong Kong

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE LENDERS

TAIWAN COOPERATIVE BANK

By: :	/s/ Lin, Yen-Mao

Address:	13/F., Dah Sing Financial Centre, 108, Gloucester Road, Wanchai, Hong Kong

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CATHAY UNITED BANK

By: [Chinese Chop]

Address:	3Fl., No.65, Guan Chien Rd., Taipei, 10047 Taiwan, R.O.C.

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.

By: [Chinese Chop]

Address:	2F, No.100, Chi-Lin Rd., Taipei City 10424, Taiwan

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUNNY BANK LTD.

By:	/s/ Yu Shin Shen	[Chinese Chop]

Address:	No.70, Sec.4 Cheng-Gong Rd., Nei-Hu Dist. Taipei City, Taiwan R.O.C

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TAISHIN INTERNATIONAL BANK

By: /s/ [Illegible Signature]

Address:	No. 118, Sec.4, Ren-ai Rd., Da-an District, Taipen City 106, Taiwan R.O.C

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TAICHUNG COMMERCIAL BANK

By:	/s/ [Illegible Signature]	[Chinese Chop]

Address:	台灣台北市林口區竹林路8號

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	/s/ Vishal Goenka	/s/ Birendra Baid

	Vishal Goenka	Birendra Baid

	Director	Director

Address:	One Raffles Quay, South Tower #14-00, Singapore 048593

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THE BANK OF EAST ASIA, LIMITED, OFFSHORE BANKING BRANCH

By:	/s/ [Illegible Signature]	/s/ [Illegible Signature]

Address:	台灣台北市10551敦化北路88號台北金融中心大樓10樓

Telephone:	[***]

Fax:	[***]

Attention:	[***]

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.